Exhibit 10.9

AGREEMENT OF SALE

THIS AGREEMENT OF SALE (this “Agreement”), made as of the 23rd day of December, 2013 (“Effective Date”) by and between TOWN SPORTS INTERNATIONAL, LLC, a New York limited liability company, having an address at 5 Penn Plaza, 4th Floor, New York, New York 10001 (hereinafter referred to as “Seller”), and MONTY TWO EAST 86TH STREET ASSOCIATES LLC, a Delaware limited liability company, having an address at 505 Park Avenue, Suite 1700, New York, New York 10022 (hereinafter referred to as “Purchaser”). Seller and Purchaser may sometimes be referred to herein collectively as the “Parties”.

W I T N E S S E T H :

WHEREAS, Seller is desirous of selling the Property (as hereinafter defined in Paragraph 2 hereof), and Purchaser is desirous of purchasing the Property, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual promises herein made and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

1. RECITALS. The recitals set forth above are incorporated by reference as if fully set forth at length herein.

2. SALE.

(a) Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, for the Purchase Price (as hereinafter defined in Paragraph 3 hereof), subject to the terms and conditions of this Agreement, all of the right, title and interest of Seller in and to the following (hereinafter collectively referred to as the “Property”):

(i) Real Property. That certain real property located at 151 East 86th Street (including 151-155 East 86th Street), in the Borough of Manhattan, County of New York, State of New York, as more particularly described in Exhibit “A” attached hereto and made a part hereof (the “Land”), together with: (1) all improvements located thereon (the “Improvements”); (2) all rights, benefits, privileges, easements, tenements, hereditaments, rights-of-way and other appurtenances thereon or in any way appertaining thereto, including all mineral rights, development rights, air and water rights; and (3) all strips and gores and any land lying in the bed of any street, road or alley, open or proposed, in front of or adjoining such Land (collectively, the “Real Property”);

(ii) Orva Lease. All of the landlord’s right, title and interest in and to the Orva Lease (as defined in Paragraph 4(a) hereof), all amendments and modifications to the Orva Lease, and all security deposits (if any) furnished under the Orva Lease;

(iii) Tangible Personal Property. All of the equipment, machinery and fixtures, affixed to and serving the Improvements now or hereafter located on or affixed to and used exclusively in the operation, ownership or maintenance of the Real Property, and any replacements or substitutions therefor (collectively, the “Tangible Personal Property”), but specifically excluding: (1) any items of personal property owned or leased by the Tenant; (2) any items of personal property in Seller’s property management office, if any, located on the Real Property; (3) any items of personal property owned by third parties and leased to Seller; and (4) proprietary computer software, systems and equipment and related licenses used in connection with the operation or management of the Property;

(iv) Intangible Property. All intangible property, if any, pertaining to the Real Property, to the extent assignable, including, without limitation, all licenses, permits, approvals, guarantees and warranties (but excluding any guarantees or warranties covering items for which the Club Tenant (as hereinafter defined) will be responsible for maintaining, repairing or replacing under the Initial Lease (as hereinafter defined) (collectively, the “Intangible Property”); and

(v) Unpaid Awards. Any unpaid award for any taking by condemnation or any damage to the Real Property by reason of a change of grade of any street or highway.

(b) On the Closing Date, Seller’s affiliate, TSI East 86TH Street II, LLC (the “Club Tenant”), and Purchaser shall enter into a lease (the “Initial Lease”) with respect to the space within the Improvements occupied by Seller or its affiliate on the Closing Date (the “Initial Club Premises”). Purchaser and the Club Tenant shall execute and deliver to each other at Closing a memorandum of lease (the “Memorandum of Lease”) with respect to the Initial Lease, in form for recording and otherwise in form and substance acceptable to the parties thereto, which shall be recorded by the Club Tenant at its sole cost. At Closing, the Club Tenant shall also execute and deliver to Purchaser a termination of the Memorandum of Lease (the “Termination of Memorandum of Lease”), in form for recording and otherwise in form and substance acceptable to the parties theteto, which Purchaser will hold in escrow until the expiration or earlier termination of the Initial Lease (at which time Purchaser shall record the Termination of Memorandum of Lease), all as more particularly set forth in the Initial Lease. Nothing contained in this Agreement shall be deemed to affect the rights and obligations of the parties to the Initial Lease.

(c) Simultaneously herewith, Purchaser’s affiliate, Monty Three East 86th Street Associates LLC (“Ground Lessee”), is entering into that certain Agreement of Lease dated as of the date hereof (the “Ground Lease”) between Jane H. Goldman, Allan H. Goldman, Amy Goldman Fowler and Diane Goldman Kemper, as co-executors of the Estate of Lillian Goldman, and The Lillian Goldman Family, L.L.C., as lessor (collectively, “Ground Lessor”), and Ground Lessee, as lessee, in respect of the property located at 1283-1289 Lexington Avenue (a/k/a 147-149 East 86th Street), New York, New York. Concurrent with the execution and delivery of this Agreement by the Parties hereto, Purchaser and Ground Lessee shall execute and deliver to Seller the Ground Lease Certification (Effective Date) in the form attached hereto as Exhibit “O-1”.

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3. PURCHASE PRICE. The Purchase Price of the Property shall be Eighty-Two Million and 00/100 ($82,000,000.00) Dollars (herein referred to as the “Purchase Price”), payable as follows:

(a) Upon execution and delivery of this Agreement, Purchaser shall deposit in escrow with Fidelity National Title Insurance Company, 485 Lexington Avenue, 18th Floor, New York, New York 10017, as escrow agent (“Escrow Agent”), the sum of Five Million and 00/100 ($5,000,000.00) Dollars (such sum, together with all interest earned thereon, hereinafter referred to as the “Deposit”), which shall be maintained by Escrow Agent in an interest bearing account pursuant to the provisions of Paragraph 19 hereof.

(b) Upon making the Deposit, the Deposit shall be non-refundable and Purchaser shall have no further rights thereto, except as otherwise expressly set forth in this Agreement.

(c) Concurrently herewith, each Party shall notify Escrow Agent of its Federal Tax Identification number.

(d) Prior to the date hereof, Stillman Development International, LLC, an affiliate of Purchaser, paid to Seller a “no shop” fee in the amount of Fifty Thousand and 00/100 ($50,000.00) Dollars (the “Additional No Shop Fee”) in consideration for Seller’s agreement not to (directly or indirectly), from November 22, 2013 through and including December 20, 2013, solicit, entertain or encourage inquiries or proposals or negotiate or enter into an agreement with any person or entity other than Purchaser, to sell, or enter into any merger or consolidation with respect to, the Property. At Closing, the Additional No Shop Fee shall be credited against the Purchase Price. If this Agreement is terminated by reason of Seller’s default hereunder, then the Additional No Shop Fee shall, promptly upon such termination, be refunded by Seller to Purchaser or such other party as Purchaser may designate in writing.

(e) At Closing the balance of the Purchase Price (taking account of the Deposit and the Additional No Shop Fee), subject to the adjustments and prorations described in Paragraph 15 hereof, shall be paid in immediately available funds by wire transferring such balance into an account designated by Seller not less than one (1) business day prior to the Closing Date.

(f) Seller and Purchaser agree that no portion of the Purchase Price is being paid on account of the Tangible Personal Property included in the sale contemplated herein.

4. CLOSING DOCUMENTS.

(a) At Closing, Seller shall execute, acknowledge and/or deliver (as applicable) to Purchaser:

(i) a bargain and sale deed in the form attached hereto as Exhibit “B” (“Deed”), conveying marketable fee simple title to the Real Property subject to no liens or encumbrances other than the Permitted Encumbrances (as defined in Paragraph 5 hereof) on the basis that as of Closing, the Title Company (as defined in Paragraph 5 hereof) shall insure title as

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set forth in this Agreement. For the purposes of this Agreement, the term “marketable fee simple title” shall be deemed to be such fee simple title as any nationally recognized title insurance company doing business in the State of New York shall insure at standard rates and subject only to the Permitted Encumbrances;

(ii) a New York State Department of Taxation and Finance Form TP-584 (the “TP-584”);

(iii) a New York State Board of Real Property Services Real Property Transfer Report Form RP-5217 NYC (the “RP-5217”);

(iv) a New York City Department of Finance Real Property Transfer Tax Return Form NYC-RPT (the “NYC RPT”)

(v) an affidavit of title, the form and substance of which shall be subject to the reasonable approval of the Title Company (as hereinafter defined);

(vi) the original (to the extent in Seller’s possession or immediate control or, if the original is not in Seller’s possession or immediate control, a copy) of the Lease dated as of January 27, 1984, as amended by (A) the Lease Modification dated as of March 31, 1995, (B) the Second Amendment to Lease dated as of October 31, 2003 (“Second Amendment”) and (C) the Third Amendment to Lease dated as of April 14, 2008 (“Third Amendment”; such Lease, together with such amendments, collectively, the “Orva Lease”), between Seller (as successor in interest to Town Squash, Inc.) and Orva Hosiery Stores, Inc. (“Tenant”), relating to a portion of the Real Property (the “Orva Premises”). Notwithstanding the foregoing, Purchaser hereby acknowledges and agrees that the Second Amendment is missing a page or pages containing a portion of Section 7(c) through Section 12 thereof;

(vii) an assignment and assumption of the Orva Lease, conveying all of Seller’s right, title and interest as landlord in and to the Orva Lease and security deposits (if any) thereunder, in the form attached hereto as Exhibit “C” (“Assignment of Lease”);

(viii) an omnibus assignment and assumption agreement, conveying all of Seller’s right, title and interest in and to the Intangible Property, free and clear of liens or encumbrances, in the form attached hereto as Exhibit “D” (“Omnibus Assignment”);

(ix) a bill of sale, if applicable, conveying all of Seller’s right, title and interest in and to the Tangible Personal Property, free and clear of liens or encumbrances, in the form attached hereto as Exhibit “E” (“Bill of Sale”);

(x) a closing statement approved by Seller and Purchaser (“Closing Statement”) setting forth, inter alia, the closing adjustments, prorations and material monetary terms of the transaction contemplated hereby;

(xi) an affidavit of Seller certifying that Seller is not a “foreign person”, as defined in the federal Foreign Investment in Real Property Tax Act of 1980, and the 1984 Tax Reform Act, as amended, in the form attached hereto as Exhibit “K”.

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(xii) notice to the Tenant in the form attached hereto as Exhibit “F”, advising the Tenant of the sale of the Property;

(xiii) the Confirming Tenant Estoppel or Seller Certificate (each as defined in Paragraph 12(g) hereof), subject to and in accordance with the provisions of Paragraph 12(g) hereof;

(xiv) the Holdback Escrow Agreement (as defined in Paragraph 8(f) hereof);

(xv) all keys and combinations to the Property in Seller’s possession as of the Effective Date;

(xvi) a certificate which confirms that Seller’s representations and warranties made herein remain true and correct in all material respects as of the Closing;

(xvii) originals (or copies, if and to the extent that originals are unavailable) of all books and records relating to the Tenant and the Property (other than the books and records relating to the operation of the health club in the Initial Club Premises) and other Intangible Property reasonably required for the orderly transition of ownership and operation of the Property (provided, however, that the books and records and other Intangible Property shall also be made available at Seller’s office for inspection and copying by Purchaser and Purchaser’s Representatives (as defined in Paragraph 21 hereof) from time to time prior to the Closing at reasonable times and upon reasonable prior notice to Seller);

(xviii) such organizational and authorizing documents of Seller as reasonably shall be required by Purchaser and/or the Title Company to evidence Seller’s authority to execute and deliver this Agreement and any documents to be executed and delivered by Seller at Closing and to consummate the transaction contemplated by this Agreement;

(xix) four (4) original counterparts of the Initial Lease, duly executed by the Club Tenant.

(xx) four (4) original counterparts of the Memorandum of Lease, duly executed and acknowledged by or on behalf of the Club Tenant;

(xxi) four (4) original counterparts of the Termination of Memorandum of Lease, duly executed and acknowledged by or on behalf of the Club Tenant;

(xxii) four (4) original counterparts of a subordination, non-disturbance and attornment agreement, in the form required by the Initial Lease (the “SNDA”), between the Club Tenant and Purchaser’s mortgagee, if any, duly executed and acknowledged by or on behalf of the Club Tenant;

(xxiii) the Termination Payment Escrow Agreement (as defined in Paragraph 15(e)(ii) hereof);

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(xxiv) the Letter Agreement regarding the Agreement of Lease dated as of June 15, 1994, as amended by a letter agreement dated as of June 15, 1994 (the “Letter Agreement”), a letter dated November 17, 1994 (the “Letter”) and the First Amendment to Lease dated as of March 10, 2006 (the “Friedland Lease Amendment”; such Agreement of Lease, as amended by the Letter Agreement, the Letter and the Friedland Lease Amendment, the “Friedland Lease”), between 161 East 86th Street Company, LLC, as landlord (“Friedland Landlord”), and Seller’s affiliate, TSI East 86, LLC (successor in interest to Town Sports International, Inc.), as tenant (“Friedland Tenant”), for a portion of the building located at 157-161 East 86th Street (the “Friedland Building”), in the form attached hereto as Exhibit “N” (the “Friedland Building Letter Agreement”); and

(xxv) such other instruments as reasonably may be required by the Title Company to effectuate the transaction contemplated hereby.

(b) The Deed shall be accompanied by Seller’s payment to the Register or Clerk of the County in which the Real Property is located of any transfer taxes or fees, all which are to be paid by Seller pursuant to Paragraph 15(b) hereof, or at Seller’s option upon prior written notice to Purchaser and the Title Company not less than two (2) business days prior to the Closing Date, Purchaser shall be entitled to a credit against the Purchase Price of a sum equal to the realty transfer taxes or fees to be paid on account thereof.

(c) At Closing, Purchaser shall execute and/or deliver to Seller:

(i) the balance of the Purchase Price;

(ii) the TP-584;

(iii) the RP-5217;

(iv) the NYC RPT;

(v) the Assignment of Lease;

(vi) the Omnibus Assignment;

(vii) the Closing Statement;

(viii) the Holdback Escrow Agreement;

(ix) a certificate which confirms that Purchaser’s representations and warranties made herein remain true and correct in all material respects as of the Closing;

(x) such organizational and authorizing documents of Purchaser as reasonably shall be required by Seller and/or the Title Company to evidence Purchaser’s authority to execute and deliver this Agreement and any documents to be executed and delivered by Purchaser at Closing and to consummate the transaction contemplated by this Agreement;

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(xi) four (4) original counterparts of the Initial Lease, duly executed by Purchaser;

(xii) four (4) original counterparts of the Memorandum of Lease, duly executed and acknowledged by or on behalf of Purchaser;

(xiii) four (4) original counterparts of the SNDA, duly executed and acknowledged by or on behalf of Purchaser’s mortgagee;

(xiv) the Termination Payment Escrow Agreement;

(xv) the Ground Lease Certification (Closing Date) in the form attached hereto as Exhibit “O-2”, duly executed by or on behalf of Purchaser and Ground Lessee;

(xvi) the Friedland Building Letter Agreement; and

(xvii) such other instruments as reasonably may be required by the Title Company to effectuate the transaction contemplated hereby.

(d) If a return is required to be filed for the transaction herein described under Section 6045(e) of the Internal Revenue Code of 1986, as amended, then the Title Company shall be the “Reporting Person”.

5. TITLE.

(a) Purchaser has: (i) obtained from Fidelity National Title Insurance Company (“Title Company”) a title insurance commitment for an owner’s policy on Title Company’s most current form (the “Commitment”) in respect of the Real Property; and (ii) obtained from Boro Land Surveying (the “Surveyor”) a survey of the Real Property prepared by Surveyor and dated November 13, 2013 (the “Survey”).

(b) Except as may be otherwise provided herein, at Closing, Seller shall deliver, and Purchaser shall accept, at Closing the Real Property subject only to the matters listed on Exhibit “G-1” attached hereto (collectively, the “Permitted Encumbrances”). Notwithstanding the foregoing, Purchaser and Seller acknowledge that Purchaser has objected to (i) title exceptions 5, 7, 8.c and 8.d set forth in Schedule B of the Title Commitment and (ii) the Environmental Control Board Judgments referenced at the end of title exception 8 in Schedule B of the Title Commitment, with respect to which Seller shall execute and deliver (or cause to be executed and delivered) to Title Company at or prior to Closing such documentation (including, without limitation, a title affidavit reasonably acceptable to the Title Company) as Title Company may reasonably require to omit such title exceptions from Purchaser’s title policy. If exceptions to title appear on any update or continuation of the Commitment or any new matters appear on any update to the Survey received by Purchaser (each, a “Continuation”) which are not Permitted Encumbrances, then Purchaser shall notify Seller thereof not later than five (5) business days after the date on which Purchaser receives such Continuation. If Purchaser fails to provide Seller with such notice by the expiration of such five (5) business day period, then Purchaser shall be deemed to have elected to acquire the Real Property subject to such additional

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exceptions to title (other than with respect to Mandatory Cure Exceptions (as hereinafter defined). For purposes of this Agreement: (x) the term “Monetary Objections” shall mean: (1) any mortgage, deed to secure debt, deed of trust, security interest, financing statement or similar security instrument entered into by Seller encumbering all or any portion of the Property; (2) any mechanic’s or materialman’s lien shown on the Commitment or any Continuation and relating to work performed at or in connection with the Property which was performed at the direction of Seller; (3) the lien of ad valorem real or personal property taxes, assessments and governmental charges affecting all or any portion of the Property which are delinquent; and (4) any judgment of record against Seller which is a lien against the Property; and (y) the term “Mandatory Cure Exceptions” shall mean, collectively, Monetary Objections and any other exceptions (including, without limitation, any violations) resulting from Seller’s acts which can be removed by payment of a liquidated sum, it being agreed by the Parties that the violations referenced on Exhibit “G-2” attached hereto shall not be deemed Mandatory Cure Exceptions or have been paid prior to the Effective Date.

(i) If Purchaser timely notifies Seller of exceptions to title shown on the Continuation which are neither Permitted Encumbrances nor Mandatory Cure Exceptions (“Continuation Exceptions”), then Seller shall use commercially reasonable efforts to attempt to eliminate such Continuous Exceptions.

(ii) If Seller is unable to remove a Continuation Exception and, accordingly, is unable to convey title to the Real Property in accordance with the other provisions of this Agreement, then Seller shall so notify Purchaser in writing within five (5) business days after its receipt of notice from Purchaser of such Continuation Exception. No later than five (5) business days after receipt of such notice from Seller, Purchaser shall elect by written notice to Seller to either: (x) purchase the Property without abatement of the Purchase Price and accept title to the Property subject to such exceptions; or (y) terminate this Agreement, in which event Seller and Purchaser shall jointly instruct the Escrow Agent to deliver the Deposit to Purchaser; provided, however, in no event may Purchaser terminate this Agreement if the Continuation Exception is a governmental violation which cannot be removed by payment of a liquidated sum (subject, however, to Paragraph 9(f) hereof). Upon Purchaser’s receipt of the Deposit, this Agreement shall terminate and neither Purchaser nor Seller shall have any further rights or obligations hereunder except for Surviving Obligations (as defined in Paragraph 22 hereof). If Purchaser shall not notify Seller of such election within such five (5) business day period, then Purchaser shall be deemed to have elected clause (y) above. If Seller elects to remove a Continuation Exception, it shall complete the removal thereof prior to Closing, subject to Seller’s right to adjourn the Closing, if necessary, pursuant to Paragraph 5(f) hereof.

(c) Anything herein to the contrary notwithstanding, Seller shall in all events be obligated to remove, or cause to be removed, the Mandatory Cure Exceptions, and Seller’s failure to do so shall constitute a material breach hereunder, for which Purchaser shall be entitled to exercise any and all remedies available to it hereunder, including, without limitation, specific performance of Seller’s obligations hereunder.

(d) If the Commitment discloses judgments, bankruptcies or similar returns against persons or entities having names the same as or similar to that of Seller but which returns are not against Seller, then Seller shall, on request, deliver to Purchaser or Title Company

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affidavits reasonably acceptable to Title Company, to the effect that such judgments, bankruptcies or returns are not against Seller, in form and substance sufficient to permit removal of such judgments, bankruptcies or returns as exceptions in Purchaser’s title policy.

(e) Notwithstanding anything to the contrary contained in this Paragraph 5, Seller may, at its option in lieu of satisfying any obligation to remove an exception that is not a Permitted Encumbrance, deposit with Title Company such amount of money and/or provide such documentation, affidavits and indemnities as may be reasonably determined by Title Company as being sufficient to induce it to insure Purchaser against collection of such liens and/or encumbrances, including interest and penalties, out of or against the Property so long as it would be customary for a title company issuing title in New York City to remove or insure over such liens and/or encumbrances. Any such liens and/or encumbrances which are removed as provided in this Paragraph 5(e) shall not be objections to title. In addition, notwithstanding anything to the contrary contained herein, if Title Company or any title company selected to co-insure Purchaser’s title policy is unwilling to insure over any exception that is not a Permitted Encumbrance on terms which other nationally recognized title companies customarily require to insure over such exceptions (it being understood and agreed that Seller shall provide such escrows, bonds and/or indemnities as customarily required to insure over such exceptions), then Seller shall have the right to cause another nationally recognized title insurance company doing business in the State of New York (in place of the Title Company) to insure title in accordance with this Paragraph 5 and other applicable provisions of this Agreement, on terms reasonably satisfactory to Seller and Purchaser and at no additional cost to Purchaser.

(f) Seller shall be entitled to one or more adjournments of the Closing Date, not to exceed sixty (60) days in the aggregate, time being of the essence, to remove any exceptions to title which Seller is obligated to remove under this Agreement or which Seller elects to attempt, but is not obligated, to remove under this Agreement.

(g) If, on the date of Closing, the Property is affected by any Mandatory Cure Exceptions, Seller shall, at or prior to Closing: (i) make the payments required hereby; and (ii) execute and deliver (or cause to be executed and delivered) all instruments in recordable form sufficient to satisfy such Mandatory Cure Exceptions (and otherwise in form and substance satisfactory to Title Company for the issuance of Purchaser’s title policy) and pay any applicable recording and/or filing fees; provided, however, that Seller shall not be in default hereunder with respect to notes or notices of violations issued by governmental authorities if despite Seller’s commercially reasonable efforts, such notes or notices of violations are not removed from the public records at or prior to Closing but Seller has made the required payments and has provided the Title Company with reasonable proof of payment to, and receipt thereof by, the applicable governmental authorities with respect to such notes or notices of violations. Upon the request of Seller delivered to Purchaser not less than three (3) business days prior to the Closing, Purchaser shall provide at Closing separate checks or wire transfers as requested, aggregating no more than the amount of the balance of the Purchase Price (as adjusted for the apportionments provided in this Agreement), to facilitate the satisfaction of any such Mandatory Cure Exceptions.

6. POSSESSION. Seller shall deliver to Purchaser, and Purchaser shall accept, possession of the Property from Seller at the time of Closing subject to the Orva Lease and subject to the Club Tenant’s right to occupy the Initial Club Premises pursuant to the terms of the Initial Lease, and otherwise in accordance with the provisions of this Agreement, and thereafter, Purchaser shall be entitled to receive any rents, issues and profits of the Property for its own use.

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7. RISK OF LOSS AND CONDEMNATION.

(a) Seller assumes the risk of any loss or damage to the Property beyond ordinary wear and tear until the Closing Date. Between the Effective Date and Closing Date, Seller shall give Purchaser prompt written notice of any fire or other casualty occurring at the Property. If prior to Closing all or any portion of the Improvements are damaged or destroyed by fire or other casualty that permits Seller to terminate the Orva Lease pursuant to the express terms thereof, then Seller shall request Purchaser’s written approval to terminate the Orva Lease. If, however, Seller does not have the right to terminate the Orva Lease by reason of the occurrence of such fire or other casualty, then Seller shall request Purchaser’s written approval to: (1) terminate the Orva Lease pursuant to Section 5 of the Third Amendment; and (2) pay the Termination Payment (as such term is defined in Paragraph 15(e)(ii) hereof) pursuant to Section 5 of the Third Amendment and Paragraph 15(e)(ii) of this Agreement. In either case: (i) Purchaser shall not unreasonably withhold, condition or delay its approval of such termination; and (ii) Seller and Purchaser shall, subject to the terms of the Orva Lease, mutually agree upon the effective date of termination. Anything herein to the contrary notwithstanding, if the effective date of termination occurs after the Closing Date, then: (x) Seller shall be required to deliver at Closing the Confirming Tenant Estoppel or Seller Certificate (as such terms are defined in Paragraph 12(e) hereof) (with such applicable modifications as may be agreed upon by the Parties) and all other documents in respect of the Orva Lease set forth in Paragraph 4(a) above; and (y) provided that the Orva Lease is terminated pursuant to Section 5 of the Third Amendment (rather than the casualty provisions in the Orva Lease), Seller shall deliver in escrow to the Escrow Agent the Termination Payment Escrow Amount in accordance with the terms of Paragraph 15(e)(ii) of this Agreement.

(b) If prior to Closing all or any portion of the Improvements are damaged or destroyed by fire or other casualty, the Parties shall, whether or not the Orva Lease is terminated following such fire or other casualty, proceed to Closing and, at Closing, Seller shall assign to Purchaser, by written instrument in form reasonably satisfactory to Seller and Purchaser, all of Seller’s interest in and to the insurance proceeds on account of such damage or destruction and shall deliver to Purchaser any such insurance proceeds actually received by Seller (less an amount equal to any expenses and costs reasonably and actually incurred by Seller to obtain the proceeds and/or to repair or restore the Property) without any change in the Purchase Price or in any other terms and conditions hereof and allow as a credit against the Purchase Price, an amount equal to the amount of the deductible of any such insurance policy. The proceeds of rent interruption insurance, if any, shall be appropriately apportioned between Seller and Purchaser on the Closing Date. Seller shall have the right to negotiate, compromise or contest the obtaining of any insurance proceeds, but any settlement of the amount of such proceeds shall be subject to Purchaser’s prior written approval (not to be unreasonably withheld, conditioned or delayed).

(c) Seller shall give Purchaser prompt written notice of any actual or threatened condemnation of all or any portion of the Real Property of which Seller obtains actual knowledge. If, prior to Closing, all or any “material portion” (as hereinafter defined) of the Real Property shall be condemned or taken as the result of the exercise of the power of eminent

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domain, then the Deposit promptly shall be returned to Purchaser and this Agreement shall be null and void and of no further force or effect, except that Escrow Agent shall release to Purchaser the Deposit in accordance with the provisions of Paragraph 19 hereof, and except for Surviving Obligations. If prior to Closing, less than all or any “material portion” of the Real Property shall be so condemned or taken, and Purchaser, in its reasonable judgment, shall determine that: (i) the remaining portion of the Real Property is not suitable for its intended use of, or business operations on, the Real Property, then Purchaser may terminate this Agreement without further liability hereunder on the part of either Party except that Escrow Agent shall return the Deposit promptly to Purchaser in accordance with the provisions of Paragraph 19 hereof, and except for Surviving Obligations; or (ii) the remaining portion of the Real Property is suitable for its intended use of, or business operations on, the Property, then Purchaser and Seller shall proceed to Closing, without any change in the Purchase Price, shall have the right to participate jointly in the condemnation proceedings and the proceeds thereof shall belong to Seller, but Purchaser shall be entitled to a credit against the Purchase Price in an amount equal to said proceeds unless such condemnation proceedings shall be pending on the Closing Date, in which event there shall be no such credit and, at Closing, Seller shall assign all of its rights and interest in said proceeds to Purchaser by written instrument in form and substance acceptable to the Parties (upon which Seller shall have no further right to participate in the condemnation proceedings). Purchaser shall make its election either to terminate this Agreement or proceed to Closing within ten (10) days after receipt of Seller’s notice to Purchaser of any such proceedings. If Purchaser shall fail to so notify Seller within said ten (10) day period, then Purchaser shall be deemed conclusively to have elected to terminate this Agreement. For purposes of this Paragraph 7(c), the term “material portion” shall mean: (A) more than fifteen (15%) percent of the aggregate lot area of the Land; or (B) the permanent denial of access to any street adjacent to the Real Property.

(d) The Parties expressly acknowledge and agree that the provisions of this Paragraph 7, and not Section 5-1311 of the New York State General Obligations Law, shall govern the rights and obligations of the Parties.

8. REPRESENTATIONS.

(a) In order to induce Purchaser to enter into this Agreement, Seller warrants and represents to Purchaser the following as of the Effective Date:

(i) Seller is a limited liability company duly organized and in good standing under the laws of the State of New York and qualified to do business in the State of New York;

(ii) Seller has the right, power and authority, without the joinder of any other person or entity, to enter into, execute and deliver this Agreement, and to perform all duties and obligations imposed on it under, and subject to the terms of, this Agreement; Seller has obtained, or will as of the Closing Date obtain (as applicable), all consents and approvals required in connection with the same;

(iii) This Agreement is a legal, valid and binding obligation of Seller and is enforceable against it in accordance with the terms hereof; the persons or parties executing this Agreement on its behalf have been duly authorized and empowered to bind it to this Agreement;

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(iv) Neither the execution nor the delivery of this Agreement, nor the consummation of the purchase and sale contemplated hereby, nor the compliance with the terms and conditions of this Agreement conflict with or will result in the breach of any material agreement, law, regulation, order or decree to which it is a party or by which it is bound, and will not result in the creation or imposition of any lien on any of Seller’s assets or property which would materially and adversely affect Seller’s ability to carry out the terms of this Agreement;

(v) Except for the Orva Lease and the right of Friedland Landlord, pursuant to Section 62(g) of the Friedland Lease, to enter the Property and perform the Restoration Work (as such term is defined in the Friedland Building Letter Agreement) (subject, however, to the Club Tenant’s obligation to complete the Restoration Work in accordance with the terms of the Initial Lease), Seller has made no agreements or commitments (including, without limitation, collective bargaining agreements, management agreements or leasing brokerage agreements) affecting the Property which would be binding upon Purchaser after Closing;

(vi) Except for the Orva Lease, there is no lease or other occupancy agreement in force affecting the Property; Seller has delivered to Purchaser a true, correct and complete copy of the Orva Lease (except that Purchaser hereby acknowledges and agrees that the Second Amendment is missing a page or pages containing a portion of Section 7(c) through Section 12 thereof); the Orva Lease is in full force and effect, has not been assigned, is not (to Seller’s actual knowledge) subject to any sublease and, except as disclosed in Paragraph 4(a) hereof, has not been amended or modified; no written notice of any outstanding default has been given by any party to the Orva Lease, and, to Seller’s actual knowledge, no event has occurred that, with the passage of time and/or the giving of notice, would constitute a default thereunder; Seller is not in possession of any security deposits or guaranties under the Orva Lease; and there are no unpaid Landlord Lease Obligations (as defined in Paragraph 15(e) hereof) which are either currently due and payable or earned (but not yet due or payable) in respect of the Orva Lease;

(vii) There are no pending or, to Seller’s actual knowledge, threatened eminent domain proceedings against the Property or any portion thereof;

(viii) To Seller’s actual knowledge, Seller has not received from any governmental authority written notice of any outstanding violation of any zoning, building, environmental or other statute, ordinance, rule or regulation applicable (or alleged by any such governmental authority to be applicable) to the Property or any part thereof other than with respect to any notes or notices of any violation that would be deemed a Permitted Encumbrance hereunder, except as set forth on Exhibit “G-2” attached hereto and made a part hereof (it being understood and agreed that Seller shall be required to remove, at or prior to Closing, any and all such violations which can be removed by payment of a liquidated sum but shall not be required to remove prior to Closing any of the violations set forth on Exhibit “G-2”; provided, however, that the Parties acknowledge that Seller paid the fine associated with Violation #1174832J prior to the Effective Date);

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(ix) There are no outstanding rights or options to purchase the Property or any portion thereof, and there are no rights of first offer, rights of first refusal or conditional purchase agreements in effect with respect to the Property or any portion thereof;

(x) Seller has not filed, and has not retained anyone to file, notices of protest against, or to commence actions to review real property tax assessments against, the Real Property which are current pending;

(xi) Seller has not: (a) made a general assignment for the benefit of creditors; (b) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors; (c) suffered the appointment of a receiver to take possession of all, or substantially all, of its assets; (d) suffered the attachment or other judicial seizure of all, or substantially all, of its assets; (e) admitted in writing its inability to pay its debts as they come due; or (f) made an offer of settlement, extension or composition to its creditors generally;

(xii) There are no existing or pending (or to Seller’s actual knowledge, threatened) litigation or insolvency actions or claims against Seller or the Property which, if adversely determined, could materially interfere with Seller’s ability to consummate the proposed transaction described herein;

(xiii) The Friedland Lease is in full force and effect and, except for the Friedland Lease Amendment, has not been amended, modified or supplemented whether by written or oral agreement. Seller has provided Purchaser with true, correct and complete copies of all provisions in the Friedland Lease relating to the removal of the Connecting Doors and the Restoration Work (as such terms are defined in the Friedland Building Letter Agreement); and

(xiv) Seller currently is in compliance with and at all times during the term of this Agreement (including any extension thereof) shall remain in compliance with the regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of Treasury (including those named on OFAC’s Specially Designated Nationals and Blocked Persons List) and any statute, executive order (including the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism) or other governmental action relating thereto.

(b) In order to induce Seller to enter into this Agreement, Purchaser warrants and represents to Seller the following as of the Effective Date:

(i) Purchaser has been duly organized and is in good standing under the laws of the State in which it was formed, and, if required to do so, will as of the Closing Date be qualified to do business in the State in which the Property is located;

(ii) Purchaser has the right, power and authority, without the joinder of any other person or entity, to enter into, execute and deliver this Agreement and to perform all duties and obligations imposed on it under, and subject to the terms of, this Agreement; Purchaser has obtained, or will as of the Closing Date obtain (as applicable), all consents and approvals required in connection with the same;

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(iii) This Agreement is a legal, valid and binding obligation of Purchaser and is enforceable against it in accordance with the terms hereof; the persons or parties executing this Agreement on its behalf have been duly authorized and empowered to bind it to this Agreement;

(iv) Purchaser has not: (a) made a general assignment for the benefit of creditors; (b) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors; (c) suffered the appointment of a receiver to take possession of all, or substantially all, of its assets; (d) suffered the attachment or other judicial seizure of all, or substantially all, of its assets; (e) admitted in writing its inability to pay its debts as they come due; or (f) made an offer of settlement, extension or composition to its creditors generally;

(v) Neither the execution nor the delivery of this Agreement, nor the consummation of the purchase and sale contemplated hereby, nor the compliance with the terms and conditions of this Agreement conflict with or will result in the breach of any material agreement, law, regulation, order or decree to which it is a party or by which it is bound, and will not result in the creation or imposition of any lien on any of Purchaser’s assets or property which would materially and adversely affect Purchaser’s ability to carry out the terms of this Agreement;

(vi) There are no existing or pending (or to Purchaser’s actual knowledge, threatened) litigation or insolvency actions or claims against Purchaser which, if adversely determined, could materially interfere with Purchaser’s ability to consummate the proposed transaction described herein;

(vii) It has, the financial capacity to pay the Purchase Price and all other costs and expenses in connection with the purchase of the Property; and

(viii) Purchaser currently is in compliance with and at all times during the term of this Agreement (including any extension thereof) shall remain in compliance with the regulations of OFAC (including those named on OFAC’s Specially Designated Nationals and Blocked Persons List) and any statute, executive order (including the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism) or other governmental action relating thereto.

(c) Seller’s representations and warranties in this Paragraph 8 shall survive Closing for a period of one hundred eighty (180) days. The foregoing 180-day survival period shall not apply to any representations and warranties with respect to which Purchaser has, prior to the expiration of such 180-day survival period, raised any claims that remain outstanding and unresolved upon the expiration of such 180-day survival period (in which event such 180-day survival period shall be extended until all such claims have been resolved by mutual agreement of the Parties or by a final, unappealable order or judgment of a court of competent jurisdiction).

(d) As used herein, the terms “best of Seller’s knowledge”, “Seller’s actual knowledge” “Seller’s knowledge”, and any similar phrase shall mean the current actual knowledge of David M. Kastin, the General Counsel of Seller (the “General Counsel”); provided, however, that the General Counsel shall not have any personal liability in connection with, or arising out of, any representation made by Seller in this Agreement.

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(e) As used herein, the terms “best of Purchaser’s knowledge”, “Purchaser’s actual knowledge” “Purchaser’s knowledge”, and any similar phrase shall mean the current actual knowledge of Jon Glickman (the “Purchaser Knowledge Party”); provided, however, that the Purchaser Knowledge Party shall not have any personal liability in connection with, or arising out of, any representation made by Purchaser in this Agreement.

(f) At Closing, Seller shall deposit in escrow with the Escrow Agent, using net proceeds from the Purchase Price paid to Seller, the sum of Five Hundred Thousand and 00/100 ($500,000.00) Dollars (the “Holdback Escrow Amount”) toward the potential satisfaction of claims arising out of a breach of Seller’s representations and warranties that survive Closing (“Survival Claims”), to be held in an interest-bearing escrow account with the Escrow Agent pursuant to an escrow agreement substantially in the form attached hereto as Exhibit “H” (the “Holdback Escrow Agreement”) until the day that is one hundred eighty (180) days after the Closing; provided that if a Survival Claim is made against Seller under this Agreement on or prior to such date, then the amount so claimed by Purchaser in any timely asserted Survival Claims shall be retained by the Escrow Agent and held pursuant to the Holdback Escrow Agreement and the balance of the Holdback Escrow Amount shall be released to Seller. The Holdback Escrow Amount shall be held and disbursed in accordance with this Agreement and the Holdback Escrow Agreement. The provisions of this Paragraph 8(f) shall survive the Closing until final disposition of all funds comprising the Holdback Escrow Amount.

(g) Purchaser hereby expressly agrees that Seller shall have no liability to Purchaser for a misrepresentation or breach of warranty hereunder if: (a) Purchaser does not provide to Seller written notice of a claim of misrepresentation or breach of warranty on or prior to the date which is one hundred eighty (180) days after Closing; (b) Purchaser had actual knowledge of the misrepresentation or breach of warranty prior to the consummation of Closing; or (c) the aggregate amount of all claims by Purchaser or misrepresentation or breach of warranty is less than One Hundred Thousand and 00/100 ($100,000.00) Dollars; provided, however, that if such claims equal or exceed One Hundred Thousand and 00/100 ($100,000.00) Dollars, in the aggregate, Purchaser shall have the right to prosecute such claims in the full amount thereof, and not just in the amount by which such claims exceed One Hundred Thousand and 00/100 ($100,000.00) Dollars. Purchaser further expressly agrees that the maximum amount for which Seller shall be liable, and for which Purchaser shall have the right to assert claims against Seller, arising out of any and all misrepresentations or breaches of warranty hereunder shall not exceed the sum of Five Hundred Thousand and 00/100 ($500,000.00) Dollars, in the aggregate (provided, however, that Seller’s indemnity in the Assignment of Lease shall not be subject to the limitations on survivability and liability set forth in Paragraphs 8(c) and 8(g) hereof). Purchaser and Seller hereby agree that in the event that at the time of or prior to Closing, Seller discloses in writing to Purchaser, or Purchaser otherwise has actual knowledge of any fact, information or circumstance which renders any representation or warranty made by Seller in this Agreement untrue, incorrect or misleading in any material respect, Purchaser’s sole remedy, to be exercised on or before Closing, shall be to: (i) waive its rights and claims hereunder with respect to such misrepresentation or breach of warranty, and proceed to Closing

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in accordance with the terms of this Agreement, without any reduction in the Purchase Price; or (ii) terminate this Agreement, in which event the Deposit shall be returned to Purchaser and the Parties shall have no further obligations hereunder except for the Surviving Obligations.

9. CONDITION OF PROPERTY.

(a) Purchaser acknowledges and agrees that Seller has not made, does not make and specifically negates and disclaims any representations, warranties, promises, covenants, agreements or guaranties of any kind or character whatsoever, whether expressed or implied, oral or written, past, present or future (other than as otherwise represented pursuant to and as limited by this Agreement or the documents delivered at Closing), of, as to, concerning or with respect to: (i) the value, nature, quality or condition of the Property, including, without limitation, the water, soil and geology; (ii) the income to be derived from the Property; (iii) the suitability of the Property for any and all activities and uses which Purchaser or any tenant may conduct thereon; (iv) the compliance of or by the Property or its operation with any laws, rules, ordinances or regulations of any applicable governmental authority or body; (v) the habitability, merchantability, marketability, profitability or fitness for a particular purpose of the Property; (vi) the manner or quality of the construction or materials incorporated into the Property; (vii) the manner, quality, state of repair or lack of repair of the Property; (viii) compliance with any environmental protection, pollution, safety or land use laws, rules, regulations, orders or requirements, including the existence in or on the Property of Hazardous Materials (as hereinafter defined); or (ix) any other matter with respect to the Property. Additionally, no person acting on behalf of Seller is authorized to make, and by execution hereof Purchaser acknowledges that no person has made, except as set forth in this Agreement or in the documents to be delivered at Closing, any representation, agreement, statement, warranty, guaranty or promise regarding Seller and/or the Property or the transaction contemplated herein; and no such representation, warranty, agreement, guaranty, statement or promise if any, made by any person acting on behalf of Seller shall be valid or binding upon Seller unless expressly set forth herein or in the documents to be delivered at Closing. Purchaser further acknowledges and agrees that having been given the opportunity to inspect the Property, Purchaser is relying and shall rely solely on its own investigation of the Property and not on any information provided or to be provided by Seller except as otherwise set forth herein, and agrees to accept the Property at Closing in the condition which Seller is required to deliver the Property hereunder and waive all objections or claims against Seller arising from or related to the Property or to any Hazardous Materials on the Property, except with respect to a breach of any representation or warranty set forth herein. Except as otherwise set forth herein, Purchaser further acknowledges and agrees that any information provided or to be provided with respect to the Property was obtained from a variety of sources and that Seller has not made any independent investigation or verification of such information and makes no representations as to the accuracy, truthfulness or completeness of such information except with respect to a breach of any representation or warranty set forth herein. Seller is not liable or bound in any manner by any verbal or written statement, representation or information pertaining to the Property, or the operation thereof, furnished by any real estate broker, contractor, agent, employee, servant or other person except with respect to a breach of any representation or warranty set forth herein. Except as otherwise set forth herein, Purchaser further acknowledges and agrees that to the maximum extent permitted by law, it is purchasing the Property on an “AS IS”, “WHERE IS” and “WITH ALL FAULTS” basis. The provisions of this Paragraph 9 shall survive Closing or any termination hereof.

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(b) “Hazardous Materials” shall mean any substance which is or contains: (i) any “hazardous substance” as now or hereafter defined in §101(14) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. §9601 et seq.) or any regulations promulgated thereunder, “CERCLA”; (ii) any “hazardous waste” as now or hereafter defined in the Resource Conservation and Recovery Act (42 U.S.C. §6901, et seq.) or regulations promulgated thereunder, “RCRA” or in any other applicable state or local law, ordinance, rule or regulation; (iii) any substance regulated by the Toxic Substances Control Act (15 U.S.C. §2601 et seq.) or in any other applicable state or local law, ordinance, rule or regulation; (iv) any gasoline, diesel fuel, or other petroleum hydrocarbons; (v) any asbestos and asbestos containing materials, in any form, whether friable or non friable; (vi) any polychlorinated biphenyls; (vii) any radon gas; or (viii) any additional substances or materials which now are or hereafter shall be classified or considered to be hazardous or toxic under Environmental Requirements (as defined in Paragraph 9(c) hereof), or the common law, or any other applicable laws relating to the Property. Hazardous Materials shall include, without limitation, any substance, the presence of which on the Property: (A) requires reporting, investigation or remediation under Environmental Requirements; (B) causes or threatens to cause a nuisance on the Property or adjacent property or poses or threatens to pose a hazard to the health or safety of persons on the Property or adjacent property; or (C) which, if it emanated or migrated from the Property, could constitute a trespass.

(c) “Environmental Requirements” shall mean all laws, ordinances, statutes, codes, rules, regulations, agreements, judgments, orders, and decrees, now or hereafter enacted, promulgated, or amended, of the United States, the states, the counties, the cities, or any other political subdivisions in which the Property is located, and any other political subdivision, agency or instrumentality exercising jurisdiction over the owner of the Property, the Property, or the use of the Property, relating to pollution, the protection or regulation of human health, natural resources, or the environment, or the emission, discharge, release or threatened release of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or waste or Hazardous Materials into the environment (including, without limitation, ambient air, surface water, ground water or land or soil).

(d) By proceeding with this transaction, Purchaser shall be deemed to have made its own independent investigation of the Property, and the presence of Hazardous Materials on the Property as Purchaser deems appropriate. Accordingly, subject to a claim for the breach of any of the representations and warranties of Seller, whether set forth herein or in any document delivered in connection with Closing, or any other breach of this Agreement or any other agreement to be delivered in connection with Closing, which claim(s) (subject to Seller’s limitation of liability hereunder) is expressly reserved to Purchaser, Purchaser, on behalf of itself and all of its officers, directors, shareholders, employees, members, partners, representatives and affiliated entities (collectively, the “Releasors”), hereby expressly waives and relinquishes any and all rights and remedies Releasors now or hereafter may have against Seller, Seller’s affiliates, Seller’s investment advisors, the partners, trustees, beneficiaries, shareholders, members, managers, directors, officers, employees, agents and representatives of each of them,

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and their respective heirs, successors, personal representatives and assigns (the “Seller Parties”), whether known or unknown, which may arise from or be related to: (a) the physical condition, quality, quantity and state of repair of the Property and the prior management and operation of the Property; (b) the Property’s compliance or lack of compliance with any federal, state or local laws or regulations; and (c) any past, present or future presence or existence of Hazardous Materials on, under or about the Property or with respect to any past, present or future violation of any Environmental Requirements now or hereafter enacted, regulating or governing the use, handling, storage or disposal of Hazardous Materials, including, without limitation, (i) any and all rights and remedies Releasors now or hereafter may have pursuant to any Environmental Requirements and (ii) any and all claims, whether known or unknown, now or hereafter existing, with respect to the Property under any Environmental Requirements; provided, however (subject to Seller’s limitation of liability hereunder), that Seller is not released by the foregoing for any claim based upon a breach of any of Seller’s warranties, breach of any covenant or indemnity which survives Closing, whether set forth herein or in any document delivered in connection with Closing, or any other breach of this Agreement or any other agreement to be delivered in connection with Closing, or resulting from the gross negligence, willful misconduct or acts of fraud of Seller.

Without limiting the generality of the foregoing, subject to claims for the breach of any of Seller’s warranties, a breach of any covenant or indemnity, whether set forth herein or in any other agreement to be delivered in connection with Closing, Purchaser, on behalf of itself and the other Releasors, hereby assumes all risk and liability resulting or arising from, or relating to the ownership, use, condition, location, maintenance, repair, or operation of, the Property from and after Closing. Seller Parties shall not be liable for any special, direct or indirect, consequential, punitive or other similar damages resulting or arising from or relating to the ownership, use, condition, location, maintenance, repair or operation of the Property.

The foregoing waivers, releases and agreements by Purchaser, on behalf of itself and Releasors, shall survive Closing and the recordation of the Deed and shall not be deemed merged into the Deed upon its recordation.

(e) Seller shall not be responsible for curing any governmental violations, notice of which hereafter is received, either prior to or subsequent to Closing, nor shall Purchaser be entitled to any abatement, reduction or other modification in the Purchase Price or in any of the other terms and conditions hereunder in the event of the occurrence and/or the receipt of notice of any such governmental violation, provided, however, that Seller shall be required to pay at or prior to Closing any and all judgments, fines, penalties and other liquidated sums entered or assessed by any governmental authority relating to violations arising prior to Closing which are not the responsibility of the Tenant under the Orva Lease and which are Mandatory Cure Exceptions.

(f) If any non-monetary violations arising prior to Closing and caused by Seller or its contractors or agents which Seller is not obligated to cure hereunder and which prevents or impedes Purchaser from obtaining demolition permits for the Improvements and/or building permits or certificates of occupancy for any new building to be constructed on the Property, then Seller shall use commercially reasonable efforts to remove such violations within a reasonable period of time following receipt of written notice given by Purchaser to Seller

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indicating that such violations have prevented Purchaser from obtaining demolition permits, building permits or certificates of occupancy, as applicable. This Paragraph 9(f) shall survive Closing.

10. ASSESSMENTS. If at the time for the delivery of the Deed, the Property or any part thereof shall be or shall have been affected by an assessment or assessments which are or may become payable in annual installments of which the first installment is then due or has been paid, then for the purposes of this Agreement all the unpaid installments of any such assessment, including those which are to become due and payable after the delivery of the Deed, shall be deemed to be due and payable and to be liens upon the Property affected thereby and shall be paid and discharged by Seller at or prior to Closing or allowed as a credit against the Purchase Price by Seller upon the delivery of the Deed. Unconfirmed improvements or assessments, if any, shall be paid or allowed by Seller on account of the Purchase Price if the improvement or work has been completed on or before the Closing Date. If there are any municipal improvements approved, commenced and/or completed following the Closing Date, the cost of such municipal improvements will be borne by Purchaser.

11. CLOSING OF TITLE. The closing of title herein sometimes referred to as the “Closing”) shall take place on March 31, 2014 (hereinafter referred to as the “Closing Date”), at the offices of Cole, Schotz, Meisel, Forman & Leonard P.A., 900 Third Avenue, 16th Floor, New York, New York, at ten o’clock in the forenoon (or at such other location and/or time as mutually may be agreed upon by Seller and Purchaser). The Parties may participate by representative or delivery of documents in escrow with the Escrow Agent or the title company selected by Seller pursuant to Paragraph 5(d) hereof if the Escrow Agent is not the Title Company.

12. FUTURE OPERATIONS. From the Effective Date until Closing or earlier termination of this Agreement:

(a) Seller shall maintain its existing or comparable casualty and liability insurance with respect to the Property;

(b) Seller shall operate and maintain the Property substantially in accordance with its past practices;

(c) Seller shall not, without Purchaser’s prior written consent: (i) sell, encumber or otherwise dispose of any interest in the Property; (ii) enter into any new leases or contracts (to the extent such contracts will be binding upon Purchaser after Closing) for the Property that are not subject to termination or cancellation by Seller without penalty upon no more than thirty (30) days’ prior written notice; or (iii) cancel, modify in any material respect or renew the Orva Lease, except as may be mutually agreed upon by Seller and Purchaser;

(d) Seller shall not, without Purchaser’s prior written consent, enter into any contracts or commitments with respect to the Property involving any capital expenditure or construction;

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(e) Seller shall provide Purchaser with prompt notice of any and all claims, suits and notices of default or other violations given to or received by Seller in respect of the Property, together with copies of all written communications given to or received by Seller in connection with such claims, suits, notices or other violations (provided, however, that Seller shall not be required to provide Purchaser with notice of any general liability insurance claims, or any claims, suits or notices of default or other violations relating to employment and/or workers’ compensation issues, arising from the operation of the health club in the Initial Club Premises prior to the Closing);

(f) Seller shall not remove the Tangible Personal Property from the Real Property except as may be required for necessary repair or replacement, provided that any replacement of such Tangible Personal Property shall be of approximately equal quality and quantity as the removed item;

(g) Seller and Purchaser acknowledge receipt of that certain tenant estoppel dated December 17, 2013 executed by Tenant. Seller shall use commercially reasonable efforts (and, upon Purchaser’s request, provide Purchaser with reasonable evidence of such efforts) to obtain and deliver to Purchaser not less than five (5) business days prior to Closing a “bring down” estoppel certificate executed by the Tenant, substantially in the form of Exhibit “I” attached hereto and made a part hereof (the “Tenant Estoppel”) and dated not more than thirty (30) days prior to the Closing Date, confirming the matters set forth in the Tenant Estoppel (the Tenant Estoppel, as so confirmed, the “Confirming Tenant Estoppel”). Seller shall not be obligated to expend any funds (other than nominal sums) in connection with obtaining the Tenant Estoppel and, provided that Seller uses commercially reasonable efforts to obtain and deliver the Tenant Estoppel, the failure of Seller to obtain such Tenant Estoppel shall not be a breach or default hereunder or a failure to satisfy of a condition to Closing or otherwise entitle Purchaser to terminate this Agreement (subject, however, to Seller’s obligation to deliver to Purchaser the Seller Certificate pursuant to the following sentence). As of the scheduled Closing Date, if the Tenant has not signed and delivered the Confirming Tenant Estoppel, then Seller shall execute and deliver at Closing a “bring down” certificate to Purchaser, in the form of Exhibit “J” attached hereto and made a part hereof (the “Seller Certificate”), covering the matters contained in the Tenant Estoppel (which shall be subject to the same limitations on survivability and liability set forth in Paragraphs 8(c) and 8(g) hereof as apply to the representations and warranties made by Seller). The Seller’s Certificate delivered in lieu of the Tenant Estoppel shall be deemed revoked, null and void, if Seller subsequently delivers to Purchaser, within ninety (90) days after Closing, the Confirming Tenant Estoppel which contains substantially the same information as Seller’s Certificate. Notwithstanding the foregoing:

(h) (i) if Purchaser notifies Seller of the existence of any Material Monetary Matter (as hereinafter defined) in the executed Tenant Estoppel and Seller disputes in good faith the existence of such Material Monetary Matter, then Seller may: (i) deliver to Purchaser, within five (5) business days after its receipt of Purchaser’s notice, a Seller Certificate which does not reflect such Material Monetary Matter and otherwise confirms the matters contained in the Tenant Estoppel; and (ii) deliver in escrow to Escrow Agent at Closing, pursuant to the terms of an escrow agreement among Seller, Purchaser and Escrow Agent (the form and substance of which shall be subject to the reasonable approval of the parties thereto), funds in the

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amount of the contested Material Monetary Matter (the “Material Monetary Matter Funds”). Additionally, if Purchaser notifies Seller of the existence of any Non-Material Monetary Matter (as hereinafter defined) in the executed Tenant Estoppel and Seller disputes in good faith the existence of such Non-Material Monetary Matter, then Seller shall nevertheless be required to deliver in escrow to Escrow Agent at Closing, pursuant to the terms of an escrow agreement among Seller, Purchaser and Escrow Agent (the form and substance of which shall be subject to the reasonable approval of the parties thereto), funds in the amount of the contested Non-Material Monetary Matter (the “Non-Material Monetary Matter Funds”). If the executed Tenant Estoppel reflects the existence of a Material Monetary Matter and Seller fails to (1) execute and deliver the aforesaid Seller Certificate within the aforesaid 5-business day period (in the case of a Material Monetary Matter) and/or (2) deliver in escrow the Material Monetary Matter Funds at Closing, then Purchaser may elect, by notice to Seller to receive a credit against the Purchase Price in an amount equal to the Material Monetary Matter. If the executed Tenant Estoppel reflects the existence of a Non-Material Monetary Matter and Seller fails to deliver in escrow the Non-Material Monetary Matter Funds at Closing, then Purchaser shall receive a credit against the Purchase Price in an amount equal to the Non-Material Monetary Matter. The term “Material Monetary Matter” as used herein means a monetary default or other monetary claim relating to the Orva Lease which, in each case, would subject the landlord thereunder to any liability in excess of Five Hundred Thousand and 00/100 ($500,000.00) Dollars, or otherwise materially adversely affect the rent or additional rent that Purchaser will receive under the Orva Lease after the Closing Date. The term “Non-Material Monetary Matter” as used herein means a monetary default or other monetary claim relating to the Orva Lease which, in each case, would subject the landlord thereunder to any liability equal to or less than Five Hundred Thousand and 00/100 ($500,000.00) Dollars, or otherwise adversely affect (but not in any material respect) the rent or additional rent that Purchaser will receive under the Orva Lease after the Closing Date.

(ii) if Purchaser notifies Seller of the existence of any Material Non-Monetary Matter (as hereinafter defined) in the executed Tenant Estoppel, then: (1) Seller shall not be entitled to furnish the aforesaid Seller Certificate to cure such Material Non-Monetary Matter; and (2) Seller may contest (if Seller disputes in good faith the existence of such Material Non-Monetary Matter) or cure such Material Non-Monetary Matter by giving Purchaser written notice thereof within the earlier of: (A) ten (10) business days after Seller’s receipt of Purchaser’s notice; and (B) the Closing Date. If Seller fails to cure or take affirmative steps to contest the Material Non-Monetary Matter (and, in either case, provide Purchaser with written notice thereof, accompanied by reasonable supporting documentation) within the period set forth in the immediately preceding sentence, or having contested same, fails to resolve such dispute in a manner reasonably satisfactory to Seller and Purchaser within sixty (60) days after Seller’s receipt of Purchaser’s notice (it being understood and agreed that (I) Purchaser shall have the right to confirm whether the applicable Material Non-Monetary Matter has been cured or otherwise resolved by requiring Seller to deliver to Purchaser a Confirming Tenant Estoppel or other documentation reasonably acceptable to Purchaser and (II) Seller shall be entitled to adjourn the Closing Date up to sixty (60) days in the aggregate, time being of the essence, to resolve any such dispute), then Purchaser shall have the right to terminate this Agreement (in which event the Deposit shall be released to Purchaser and neither Party shall have any further obligation to the other, except for Surviving Obligations). The term “Material Non-Monetary

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Matter” as used herein means: (x) any matter adversely affecting the landlord’s termination of the Orva Lease pursuant to Section 5 of the Third Amendment; (y) any matter (including, without limitation, a right of first refusal, right of first offer or similar right granted to the Tenant for the purchase of the Property or any portion thereof), evidenced by a document or court order to which Seller is a party or otherwise bound, that prevents the parties from consummating the transaction contemplated hereby; or (z) any written amendments, modifications or supplements to the Orva Lease (other than those set forth in Paragraph 4(a) hereof), or the existence of any other non-monetary matter evidenced by a document or court order to which Seller is a party or otherwise bound, that increases in any material respect any material obligations, or diminishes in any material respect any material rights, of the landlord under the Orva Lease at any time from and after the Closing. If Seller disputes a Material Monetary Matter and/or a Non-Material Monetary Matter and such dispute is not resolved prior to Closing, then Seller and Purchaser shall reasonably cooperate with each other in an attempt to resolve such dispute with the Tenant following the Closing. The foregoing obligations of the Parties shall survive Closing.

13. ASSIGNMENT. This Agreement may not be assigned, pledged or otherwise transferred by Purchaser without the prior consent of Seller, which consent may be withheld in Seller’s sole discretion, except that: (i) Purchaser may, without Seller’s consent, (A) assign its rights under this Agreement: (1) in connection with an IRC tax deferred exchange pursuant to Paragraph 38 hereof; or (2) to an entity in which Purchaser and/or its principals or an Affiliate of Purchaser maintains, directly or indirectly, at least twenty-five (25%) percent beneficial interest in, and is a managing member of, such entity, (B) designate an entity (including an entity to be formed after the date hereof in which Purchaser and/or its principals or an Affiliate of Purchaser owns, directly or indirectly, at least a twenty-five (25%) percent beneficial interest in, and is a managing member of, such entity) to be the grantee or transferee under the Closing documents set forth herein; or (C) take title as nominee for Ground Lessor; and (ii) the holders of direct or indirect interests in Purchaser may, without Seller’s consent, assign their interests in Purchaser or any permitted assignee to any of its respective Affiliates, provided that: (x) concurrently with any assignment pursuant to clause (i)(A)(2), Purchaser notifies Seller thereof and of the name and address of the assignee and sends to Seller a true copy of such executed assignment, together with a written agreement by the assignee to assume all of the terms, promises and conditions of this Agreement on the part of Purchaser; and (y) concurrently with any designation pursuant to clause (i)(B) or any nominee arrangement pursuant to clause (i)(C), Purchaser notifies Seller of the name and address of the designee or the Ground Lessor on whose behalf Purchaser is acting as nominee (as applicable). Notwithstanding any such assignment or designation, Purchaser shall remain liable for all of the terms, promises and conditions of this Agreement on Purchaser’s part to be performed hereunder. As used herein, the term “Affiliate” shall mean, as to any person, any other person, directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with such person, and the term “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity. Notwithstanding anything to the contrary contained herein, in no event shall Purchaser or any assignee of Purchaser have the right to assign its rights under this Agreement, or to designate an entity to be the grantee or transferee, if such assignee, or its Affiliate, or such designee, or its Affiliate, owns and/or operates a fitness, training, health, sports and development center for men and/or women of all ages (including children).

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14. BROKERAGE. At Closing, Seller and Purchaser shall each pay fifty (50%) percent of the total commission payable to Eastern Consolidated (“Broker”) pursuant to separate written commission agreements only with respect to the sale transaction contemplated by this Agreement. Seller shall pay to Broker its fifty (50%) percent share of such commission (“Seller’s Commission Payment”) pursuant to a separate written agreement between Seller and Broker. Purchaser shall pay to Broker its fifty (50%) percent share of such commission (“Purchaser’s Commission Payment”) pursuant to a separate written agreement between Broker and Purchaser. Said commission in no event shall be earned, due or payable unless and until the transaction contemplated hereby is closed in accordance with the terms of this Agreement; if such transaction is not closed for any reason, including, without limitation, failure of title or default by Seller or Purchaser or termination of this Agreement pursuant to the terms hereof, then such commission will be deemed not to have been earned and shall not be due or payable. Except as set forth above with respect to Broker, each of Seller and Purchaser represents and warrants to the other that it has not authorized any broker or finder to act on its behalf in connection with the sale and purchase contemplated hereunder and has not dealt with any broker or finder purporting to act on behalf of any other Party. Seller and Purchaser agree to indemnify and hold harmless each other from and against any and all claims, losses, damages, costs or expenses of any kind or character arising out of or resulting from any agreement, arrangement or understanding alleged to have been made by the indemnifying Party or on the indemnifying Party’s behalf with any broker or finder in connection with this Agreement or the transaction contemplated hereby other than the Broker, together with any and all losses, damages, costs and expenses, including reasonable attorneys’ fees and disbursements and expert fees, relating to such claims or arising therefrom or incurred by the indemnified Party in connection with this indemnification provision. In the event that by settlement or otherwise any monies or other consideration is awarded to or turned over as a result of a commission claim, it is the intention of the Parties hereto that the indemnifying Party shall be solely responsible therefor. The indemnification provisions in this Paragraph 14 shall survive the Closing.

15. COSTS AND PRORATIONS.

(a) At Closing, Purchaser will pay the following costs of closing this transaction:

(i) All Deed recordation fees and expenses and all mansion or similar taxes or any other fees or taxes due in connection with the recordation of the Deed and which are not required by statute to be paid by Seller (it being acknowledged and agreed that Seller shall be responsible for the payment of all realty transfer fees and taxes pursuant to Paragraph 15(b));

(ii) All settlement fees and other charges of the Title Company due in connection with the closing of this transaction;

(iii) The premiums, title search fees and all other costs relating to the issuance of the title policy, and any and all special endorsements issued in connection with this transaction, whether pursuant to the title commitment or otherwise;

(iv) The cost of any survey obtained by Purchaser;

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(v) The fees and disbursements of Purchaser’s counsel and any other expenses(s) incurred by Purchaser or its representative(s) in inspecting or evaluating the Property or closing of this transaction;

(vi) Any and all charges, fees, costs and expenses in connection with Purchaser obtaining or recording any financing for the purchase of the Property;

(vii) The Purchaser’s Commission Payment to the Broker; and

(viii) Any and all charges, fees, costs and expenses of the Escrow Agent in connection with this transaction.

(b) At Closing, Seller will pay the following costs of closing this transaction:

(i) All realty transfer fees and taxes due in connection with the recordation of the Deed;

(ii) Any fees or charges required by statute to be paid by Seller;

(iii) The fees and disbursements of Seller’s counsel; and

(iv) The Seller’s Commission Payment to the Broker.

(c) All revenues and expenses, including, but not limited to, rents and any other amounts paid or payable by the Tenant, personal property taxes, installment payments of special assessment liens, sewer charges, utility charges and other normally prorated operating expenses paid as of Closing shall be prorated as of 12:01 a.m. on the Closing Date on an “as and when collected or paid basis” and shall be adjusted against the Purchase Price due at Closing; provided that within sixty (60) days after Closing Purchaser and Seller will make a further adjustment for such rents, taxes or charges which may have accrued or been incurred prior to Closing, but not received or paid at that date. If, after Closing, it is determined that any item of income or expense was prorated at Closing in error or on the basis of an estimate, or if it is determined that the Parties failed to prorate an item at Closing which should have been prorated, Purchaser and Seller promptly upon (but in no event later than fifteen (15) days after) discovery of such error, agree to calculate in good faith the proper proration of such item that should have been made, and, if it is determined that either Party is required to pay the other a sum based on such post-Closing adjustment, the Party owing such sum shall pay the same to the other within fifteen (15) days after such amount has been determined by the Parties. Notwithstanding the foregoing, all adjustments and prorations hereunder shall be deemed final on the first (1st) anniversary of Closing.

(d) General real estate taxes and special assessments relating to the Property payable during the year in which Closing occurs shall be prorated as of the Closing Date. If Closing shall occur before the actual taxes and special assessments payable during such year are known, the apportionment of taxes shall be upon the basis of taxes for the Property payable during the immediately preceding year; provided that if the taxes and special assessments payable during the year in which Closing occurs thereafter are determined to be more or less than

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the taxes payable during the preceding year (after any appeal of the assessed valuation thereof is concluded), Seller and Purchaser promptly shall adjust the proration of such taxes and special assessments, and Seller or Purchaser, as the case may be, shall pay to the other any amount required as a result of such adjustment. This covenant shall not merge with the Deed delivered hereunder but shall survive Closing. If, as the result of an appeal of the assessed valuation of the Property for any real estate tax year prior to (or including) the year of Closing, there is issued after Closing an administrative ruling, judicial decision or settlement by which the assessed value of the Property for such tax year is reduced, and a real estate tax refund or credit is issued, Seller shall be entitled to all such refunds, credits or reductions relating to the period prior to Closing, except to the extent that the Tenant is entitled to a portion of same under the express provisions of the Orva Lease. To the extent any tax appeals or protests have been instituted or are pending at and as of Closing, Seller and Purchaser shall execute such documents as reasonably are necessary for Purchaser to assume any such tax appeal or protest and the prosecution thereof with attorneys or consultants reasonably acceptable to Seller; provided, however, that Purchaser agrees to remit to Seller, within ten (10) days after receipt by Purchaser, all refunds or an amount equal to all credits or reductions of real estate taxes obtained in connection with such tax appeal to the extent such refunds, credits or reductions relate to the period prior to Closing, except to the extent that the Tenant is entitled to a portion of same under the express provisions of the Orva Lease, and after deducting therefrom Seller’s pro rata share of attorneys’ fees and collection costs incurred in connection with obtaining such refunds, credits or reductions, calculated on the basis of the number of days during the period for which such refund, credit or reduction, was issued that Seller and Purchaser, respectively, owned the Property.

(e) (i) At Closing, Purchaser shall assume and be solely responsible and liable for all Landlord Lease Obligations (as hereinafter defined) with respect to the Orva Lease, coming due or arising after Closing, including without limitation, those Landlord Lease Obligations accruing or arising as the result of the exercise by Tenant under the Orva Lease of any expansion, extension or renewal option contained therein. Purchaser shall indemnify Seller against all costs, claims and damages, including reasonable attorneys’ fees, suffered or sustained as the result of Purchaser’s breach of the covenants contained in this Paragraph 15(e). Seller shall remain responsible and liable for all Landlord Lease Obligations with respect to the Orva Lease, coming due or arising prior to Closing. Seller shall indemnify Purchaser against all costs, claims and damages, including reasonable attorneys’ fees, suffered or sustained as the result of Seller’s breach of the covenants contained in this Paragraph 15(e). For purposes of this Agreement, the term “Landlord Lease Obligations” shall mean and include: (a) all unpaid leasing commissions and brokerage fees in connection with the Orva Lease or the exercise by the Tenant thereunder of any extension, renewal or expansion option; (b) all unpaid tenant improvement allowances (if any) specified in the Orva Lease required to be funded by landlord thereunder, including tenant allowances required to be funded upon the exercise by the Tenant under the Orva Lease of any extension, renewal or expansion option; (c) the cost of completing tenant improvements, if any, specified in the Orva Lease to be performed by landlord, including tenant improvements to be performed by the landlord upon the exercise by Tenant under the Orva Lease of any extension, renewal or expansion option; (d) any “free” rent to the extent the Tenant is entitled thereto pursuant to the Orva Lease; and (e) subject to Paragraph 15(e)(ii) below, any termination payment payable by landlord under the Orva Lease.

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(ii) Notwithstanding anything to the contrary contained herein, within seven (7) days after the Closing, Purchaser shall send Tenant a notice terminating the Orva Lease pursuant to Section 5 of the Third Amendment. Provided that Purchaser terminates the Orva Lease pursuant to Section 5 of the Third Amendment, then Seller shall be responsible for the payment of fifty (50%) percent (“Seller’s Termination Payment Share”) of the total termination payment (the “Termination Payment”) due and payable to the Tenant. At Closing, Seller shall deposit in escrow with the Escrow Agent, using net proceeds from the Purchase Price paid to Seller, the sum of One Million Seven Hundred Fifty Thousand and 00/100 ($1,750,000.00) Dollars (the “Termination Payment Escrow Amount”) as and for Seller’s Termination Payment Share, to be held in an interest-bearing escrow account with the Escrow Agent pursuant to an escrow agreement substantially in the form attached hereto as Exhibit “M” (the “Termination Payment Escrow Agreement”). As a condition to the release of the Termination Payment Escrow Amount, Purchaser shall execute and deliver to Seller and Escrow Agent a certification from Purchaser, together with a copy of the termination notice furnished to the Tenant (such certification and accompanying termination notice, collectively, the “Termination Payment Certification”): (a) confirming the Orva Lease has been terminated and the Tenant has vacated and surrendered possession of the Orva Premises in accordance with the provisions of the Third Amendment and the other applicable provisions of the Orva Lease; (b) listing the total amount of the Termination Payment due and payable to the Tenant; and (c) if the termination notice to the Tenant is given by Purchaser after the Closing (rather than by Seller prior to the Closing, subject to Purchaser’s prior written approval), stating that Purchaser furnished the termination notice to the Tenant pursuant to the notice provision in the Orva Lease. The Termination Payment Certification provided to Escrow Agent shall be accompanied by: (1) a wire transfer by Purchaser to Escrow Agent of immediately available funds in an amount equal to fifty (50%) percent of the Termination Payment (“Purchaser’s Termination Payment Share”); and (2) wire instructions for the Tenant’s account, or the Tenant’s address, to which Escrow Agent will send the Termination Payment (the Termination Payment Certification and the items listed in clauses (1) and (2), collectively, the “Termination Payment Certification Package”). Immediately following the later to occur of (x) Escrow Agent’s receipt of the Termination Payment Certification Package, and (y) Seller’s confirmation to the Escrow Agent of Seller’s receipt of the Termination Payment Certification or Purchaser’s delivery to the Escrow Agent of a receipt evidencing that Seller was furnished with the Termination Payment Certification, Escrow Agent shall release to the Tenant, without the consent of Seller or Purchaser, funds in the amount of the Termination Payment listed in the Termination Payment Certification. Seller’s Termination Payment Share shall be paid out of the Termination Payment Escrow Amount and any balance shall be returned to Seller by the Escrow Agent simultaneously with the release of the Seller’s Termination Payment Share from escrow. Except as may otherwise be agreed in writing by the Parties hereto, Seller’s Termination Payment Share shall not in any event exceed the Termination Payment Escrow Amount. The Termination Payment Escrow Amount shall be held and disbursed by the Escrow Agent in accordance with this Agreement and the Termination Payment Escrow Agreement. Purchaser’s Termination Payment Share shall be held and disbursed by the Escrow Agent in accordance with this Agreement and the Termination Payment Escrow Agreement. If the Termination Payment becomes due and payable after the Outside Date (as such term is defined in the Termination Payment Escrow Agreement), then Seller shall deliver to Purchaser, by wire transfer of immediately available funds within three (3) business days after the date on which Seller receives the Termination

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Payment Certification, Seller’s Termination Payment Share. Seller shall indemnify Purchaser against all costs, claims and damages, including reasonable attorneys’ fees, suffered or sustained as the result of Seller’s breach of the covenants contained in the immediately preceding sentence.

(iii) If for any reason the Tenant fails to timely vacate and surrender the Orva Premises following its receipt of the termination notice, then Seller shall, at its sole cost and expense, cooperate with Purchaser as and when reasonably requested by Purchaser in order to evict or otherwise dispossess the Tenant from the Orva Premises. Seller’s cooperation shall be limited to: (a) providing such information and documents in Seller’s possession, custody and control relating to Tenant and the Orva Premises as Purchaser may reasonably request from time to time; and (b) making available to Purchaser, upon request, Seller’s current employees and counsel (and using commercially reasonable efforts to make available to Purchaser, upon request, Seller’s former employees and counsel) for meetings, depositions and other applicable proceedings.

(f) With respect to the additional rent attributable to insurance, taxes, common area maintenance and other operating expenses which are passed through to Tenants under the Orva Lease (the “Pass Through Expenses”) which have been billed by Seller to Tenant prior to Closing but which have not yet been collected and are delinquent, such Pass Through Expenses shall be prorated between the parties as uncollected rent as provided in subparagraph (h) below. With respect to Pass Through Expenses which (i) have been billed prior to Closing but which have not yet been collected and are not delinquent, and (i) have not been billed to Tenant as of Closing, Purchaser shall use its commercially reasonable efforts to collect such amounts, and upon the collection of same, Purchaser shall remit to Seller an amount equal to that portion of Pass Through Expenses which accrued prior to Closing, after deducting therefrom Seller’s pro rata share of attorneys’ fees and collection costs incurred in connection with recovering such Pass Through Expenses, calculated on the basis of the number of days during the period for which such Pass Through Expenses were incurred, that Seller and Purchaser, respectively, owned the Property. With respect to Pass Through Expenses which have not been billed to Tenant as of Closing, Purchaser shall bill the Tenant for same in accordance with the Orva Lease. At Closing, Seller and Purchaser reasonably shall estimate the amount, if any, by which the Tenant has overpaid or underpaid its proportionate share of operating expenses and real estate taxes through Closing. If, at Closing, Purchaser and Seller determine that an overpayment by the Tenant exists, Purchaser shall receive a credit in the aggregate amount of such estimated overpayment. If, at Closing, Purchaser and Seller determine that an underpayment by the Tenant exists, Seller shall receive a credit in the aggregate amount of such estimated underpayment. Notwithstanding the foregoing, the Parties shall perform a final reconciliation after Closing of such Pass Through Expenses in accordance with the other provisions of this Paragraph 15. Subject to the terms of this Agreement, Seller shall continue to be responsible for the actual amount of any overpayment and Purchaser shall be responsible for the actual amount of any underpayment, to the extent collected from the Tenant. In the event that Seller and Purchaser, after using commercially reasonable efforts to do so, are not able to agree at Closing on an estimated amount of overpayment or underpayment of operating expenses and real estate taxes by Tenant, the Parties shall reconcile the proration of such Pass Through Expenses after the Closing.

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(g) Seller shall be entitled to the return of any deposit(s) posted by it with any utility company and Seller shall notify each utility company serving the Property to terminate Seller’s account, effective at noon on the Closing Date. Prior to Closing, Seller shall reasonably cooperate with Purchaser to establish with the applicable utilities companies new accounts in Purchaser’s name, to the extent the accounts for the applicable utilities are not currently in the Tenant’s name or do not relate to utilities exclusively serving the Initial Club Premises prior to Closing.

(h) Upon Closing, Seller shall retain all rights in and to any rents or other amounts due under the Orva Lease for any period prior to Closing, but shall have no right to commence any legal proceedings which would, or could, result in the eviction or dispossession of a tenant from the Property. Seller shall retain and shall have the right to seek monetary damages against the Tenant with respect to any arrears. If Seller commences any action for such monetary damages, then: (i) Seller shall give Purchaser prompt written notice thereof and provide Purchaser, upon request, with updates on the status of such action; and (ii) Seller shall discontinue such action upon Purchaser’s request if it interferes in any material respect with Purchaser’s operation and management of the Property. At Closing, Seller shall deliver to Purchaser a schedule of all past due but uncollected rents and other amounts owed by the Tenant, if any, for any period prior to Closing. Purchaser shall use its commercially reasonable efforts during the twelve (12) month period immediately following Closing to collect and promptly remit to Seller rents or other amounts due Seller for the period prior to Closing, but shall not be required to commence any legal proceedings against the Tenant to collect such rents or other amounts. Purchaser shall apply all rents or other amounts received by Purchaser: first, to costs of collection; second, for the account of Purchaser for any and all amounts due to Purchaser for the month in which such amounts were received; third, for the account of Purchaser for any and all amounts due to Purchaser for periods subsequent to the month of Closing; fourth, for the account of Seller for any and all amounts due to Seller for periods prior to the month of Closing; and the balance shall be retained by Purchaser. In exercising its commercially reasonable efforts to collect rents and other amounts due Seller as herein required, Purchaser, during the entirety of the foregoing twelve (12) month period, shall bill and invoice the Tenant owing any such amounts to Seller on a monthly basis, and institute the same “follow-up” actions or programs used by Purchaser to collect delinquent amounts owed by the Tenant to Purchaser.

(i) Any other costs or charges of closing this transaction not specifically mentioned in this Agreement shall be paid and adjusted in accordance with local custom in the commercial real estate market in which the Property is located.

(j) Except as expressly provided herein, the purpose and intent of the provisions for prorations and apportionments set forth in this Paragraph 15 and elsewhere in this Agreement are for Seller to bear all expenses of ownership and operation of the Property and to receive all income therefrom accruing through midnight of the day preceding Closing and for Purchaser to bear all expenses and receive all such income accruing thereafter; provided, however, that if Seller and/or any lender of a loan secured by the Property being repaid from sales proceeds at Closing, do not actually receive, in immediately available funds, and by 5:00 p.m. on the Closing Date, all amounts required to be disbursed to them pursuant to the Closing Statement executed by all Parties at Closing, then all Closing adjustments and prorations shall be

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recalculated and made as of midnight on the next business day immediately following the Closing; provided, further, that the foregoing provision shall not be construed to give either Party the right unilaterally and without the agreement of the other Party, to extend Closing beyond the scheduled Closing Date, and the failure of either Party to consummate Closing on the scheduled Closing Date, at the option, and in the sole discretion, of the non-defaulting Party, shall constitute a default hereunder. All of the provisions contained in this Paragraph 15 shall survive Closing.

16. CONDITIONS TO CLOSING OBLIGATIONS.

(a) Anything herein to the contrary notwithstanding, the obligation of Seller to close title in accordance with this Agreement is expressly conditioned upon fulfillment by and as of the time of Closing of each condition listed below, provided that Seller, at its election, evidenced by written notice delivered to Purchaser at or prior to Closing, may waive any of such conditions:

(i) Purchaser shall have executed and delivered, or caused to be executed and delivered, to Seller all of the documents set forth in Paragraph 4(c) hereof, shall have paid all of the sums of money and shall have taken, or caused to be taken, all of the other action required by Purchaser under this Agreement; and

(ii) All representations and warranties made by Purchaser in this Agreement shall be true and correct in all material respects as of the Closing Date.

(b) Anything herein to the contrary notwithstanding, the obligation of Purchaser to close title in accordance with this Agreement is expressly conditioned upon fulfillment by and as of the time of Closing of each condition listed below, provided that Purchaser, at its election, evidenced by written notice delivered to Seller at or prior to Closing, may waive any of such conditions:

(i) Seller shall have executed and delivered, or caused to be executed and delivered, to Purchaser all of the documents set forth in Paragraph 4(a) hereof, and shall have taken, or caused to be taken, all of the other action required by Purchaser under this Agreement;

(ii) All representations and warranties made by Seller in this Agreement shall be true and correct in all material respects as of the Closing Date; and

(iii) Title Company shall be prepared to issue, upon payment by Purchaser of the premium therefor, an owner’s policy of title insurance in the amount of the Purchase Price and subject only to the Permitted Encumbrances, insuring title to the Property as required under this Agreement.

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17. NOTICES. All notices, requests, consents, approvals, responses, waivers or other communications (“notice(s)”) required or permitted to be given hereunder shall be given in writing and shall be (a) personally delivered or (b) delivered by a commercial overnight courier that guarantees next business day delivery and provides a receipt, and such notices shall be addressed as follows:

To Seller:	Town Sports International, LLC
5 Penn Plaza
4th Floor
New York, New York 10001
Attention: General Counsel

with a copy to:	Cole, Schotz, Meisel, Forman & Leonard, P.A.
Court Plaza North
25 Main Street
Hackensack, New Jersey 07602-0800
Attention: Michael E. Jones, Esq.

To Purchaser:	Monty Two East 86th Street Associates LLC
505 Park Avenue
Suite 1700
New York, New York 10022
Attention: Roy Stillman and Chris Sullivan

with a copy to:	Pillsbury Winthrop Shaw Pittman LLP
1540 Broadway
New York, New York 10036
Attention: Marc S. Shapiro, Esq.

To Escrow Agent: as its address set forth in Paragraph 3 hereof, Attention: Lawrence Holmes,

or to such other address as any party from time to time may specify in writing to the other Parties pursuant to this Paragraph. Any notice sent as hereinabove provided shall be deemed served and received upon delivery in person (with signed delivery receipt obtained) or the first business day following the date of deposit with an overnight express delivery service providing proof of delivery. If any notice is properly addressed but returned or refused for any reason, such notice shall be deemed to be effective notice and to be given on the date of attempted delivery. Any notice may be sent by the attorney representing a Party, and each such notice shall qualify as effective notice under this Agreement.

18. DEFAULT; REMEDIES.

(a) If (i) Purchaser shall default in the performance any of its obligations to be performed on the Closing Date for any reason other than a default by Seller under this Agreement or (ii) Purchaser shall default in the performance of any of its material obligations to be performed prior to the Closing Date and, with respect to any default under this clause (ii) only, such default continues for ten (10) days (unless otherwise provided herein) after Purchaser receives written notice thereof from Seller, then Purchaser shall forfeit to Seller all of its right, title and interest in and to the Deposit paid hereunder, and Purchaser shall have no further

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liability to Seller (except for the Surviving Obligations). The Parties have agreed that the actual damages suffered by Seller would be extremely difficult or impracticable to ascertain. After negotiation, the Parties have agreed that, considering all the circumstances existing on the date of this Agreement, the amount of the Deposit is a reasonable estimate of the damages that Seller would incur in such an event and that the aforesaid payment of the Deposit is liquidated damages hereunder and not a penalty. The provisions of this Paragraph 18(a) shall not limit or affect any of Purchaser’s indemnities as provided in Paragraphs 14, 20 and 21 of this Agreement.

(b) If (i) Seller shall refuse or fail to convey the Property to Purchaser in violation of Seller’s obligations hereunder or shall otherwise default in the performance of any of its obligations to be performed on the Closing Date for any reason other than a default by Purchaser under this Agreement, or (ii) Seller shall default in the performance of any of its material obligations to be performed prior to the Closing Date and, with respect to any default under this clause (ii) only, such default continues for ten (10) days (unless otherwise provided herein) after Seller receives written notice thereof from Purchaser, then Purchaser, as its sole remedies hereunder, shall have the right to: (i) terminate this Agreement and receive a return of the Deposit; or (ii) seek specific performance; or (iii) waive such breach or default and proceed to Closing. In the event that Purchaser elects to seek specific performance under (ii) above, Purchaser shall bring such action within sixty (60) days after the scheduled Closing Date, or else such remedy shall be deemed waived; and unless otherwise expressly required pursuant to this Agreement or by applicable law, in no event shall Seller be obligated to undertake any of the following: (1) change the condition of the Property or restore the same after any fire or casualty; (2) secure any governmental permit, approval, or consent with respect to the Property or Seller’s conveyance thereof; or (3) expend any money to repair, improve, remediate or alter the Property or any portion thereof. If Purchaser shall not institute an action for specific performance within sixty (60) days after the scheduled Closing Date, time being of the essence, and Purchaser has not elected to waive such default by Seller, Purchaser shall be deemed to have elected to terminate this Agreement pursuant to clause (i) above. Anything herein to the contrary notwithstanding, in the event any willful act of Seller shall preclude Purchaser from obtaining specific performance of Seller’s obligations hereunder, then in addition to the remedies described in this Paragraph and the remedies available at law, in equity or otherwise, Seller shall, no later than fifteen (15) days following Purchaser’s demand therefor and delivery to Seller of paid invoices evidencing the costs incurred by Purchaser, reimburse Purchaser for any and all actual costs incurred by Purchaser, in an amount not to exceed Five Hundred Thousand and 00/100 ($500,000.00) Dollars in the aggregate, in connection with the transaction contemplated hereby, including, without limitation, reasonable attorneys’ fees and due diligence costs. The provisions of this Paragraph 18(b) shall not limit or affect any of Seller’s indemnity as provided in Paragraph 14 of this Agreement.

(c) In no event shall either Party be liable to the other Party for any punitive, speculative or consequential damages.

(d) Notwithstanding any limitation of remedies above, if, as a result of a default under this Agreement, either Seller or Purchaser retains an attorney to enforce its rights and prevails in any final judgment, the defaulting party shall reimburse the non-defaulting party for all reasonable attorneys’ fees, court costs and other legal expenses incurred by the non-defaulting party in connection with the default. This Paragraph 18(d) shall survive Closing or the termination of this Agreement.

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19. ESCROW AGENT.

(a) The Deposit shall be held in escrow by Escrow Agent in one or more interest-bearing bank, federally insured accounts at JPMorgan Chase Bank on the terms hereinafter set forth.

(b) When Closing has occurred, Escrow Agent shall deliver the Deposit to Seller.

(c) If Escrow Agent receives a request for the Deposit signed by Seller stating that Purchaser has defaulted in the performance of its obligations under this Agreement, Escrow Agent shall submit (in the manner set forth in Paragraph 17 hereof) a copy of such request to Purchaser. If Escrow Agent shall not have received notice of objection from Purchaser within five (5) business days after Escrow Agent has furnished Purchaser with such request, Escrow Agent shall deliver the Deposit to Seller. If Escrow Agent shall receive a timely notice of objection from Purchaser as aforesaid, Escrow Agent promptly shall submit a copy thereof to Seller.

(d) If Escrow Agent receives a request signed by Purchaser stating that this Agreement has been canceled or terminated, or that Seller has defaulted in the performance of its obligations hereunder, and that Purchaser is entitled to the Deposit, Escrow Agent shall submit (in the manner set forth in Paragraph 17 hereof) a copy of such request to Seller. If Escrow Agent shall not have received notice of objection from Seller within five (5) business days after Escrow Agent has furnished Seller with such request, Escrow Agent shall deliver the Deposit to Purchaser. If Escrow Agent shall receive a timely notice of objection from Seller as aforesaid, Escrow Agent promptly shall submit a copy thereof to Purchaser.

(e) Any notice to Escrow Agent shall be sufficient only if given in the manner set forth in Paragraph 17 hereof and received by Escrow Agent within the applicable time period set forth herein. All mailings and notices from Escrow Agent to Seller and/or Purchaser, or from Purchaser and/or Seller to Escrow Agent, shall be addressed to Escrow Agent and to the Party to receive such notice at its address as set forth in Paragraphs 3 or 17 hereof.

(f) If Escrow Agent receives notice signed by Seller instructing Escrow Agent to pay the Deposit to Purchaser, or if Escrow Agent receives notice signed by Purchaser instructing Escrow Agent to pay the Deposit to Seller, Escrow Agent shall deliver the Deposit in accordance with such instructions.

(g) If Escrow Agent shall have received a notice of objection as provided for in Paragraphs 19(c) or 19(d) hereof within the time therein prescribed, Escrow Agent shall not comply with any requests or demands it may have received and shall continue to hold the Deposit until Escrow Agent receives either: (i) a written notice signed by both Seller and Purchaser stating who is entitled to the Deposit; or (ii) a final non-appealable order of a court of competent jurisdiction directing disbursement of the Deposit in a specific manner; in either of

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which events, Escrow Agent then shall disburse the Deposit in accordance with such notice or order. Escrow Agent shall not be or become liable in any way or to any person for its refusal to comply with any such requests or demands until and unless it has received a direction of the nature described in (i) or (ii) above.

(h) Notwithstanding the foregoing provisions of Paragraph 19(g) above, if Escrow Agent shall have received a notice of objection as provided for in Paragraphs 19(c) or 19(d) hereof within the time therein prescribed, or shall have received at any time before actual disbursement of the Deposit a notice from either Seller or Purchaser advising that litigation between Seller and Purchaser over entitlement to the Deposit has been commenced, or otherwise shall believe in good faith at any time that a disagreement or dispute has arisen between the Parties hereto over entitlement to the Deposit (whether or not litigation has been instituted), Escrow Agent shall have the right, upon notice to both Seller and Purchaser, (i) to deposit the Deposit with the Clerk of the Court in which any litigation is pending, and/or (ii) to take such affirmative steps, at its option, as it may elect in order to terminate its duties as Escrow Agent, including, but not limited to, the depositing of the Deposit with a court of competent jurisdiction and the commencement of an action for interpleader, the costs thereof to be borne by whichever of Seller or Purchaser is the losing party, and thereupon Escrow Agent shall be released of and from all liability hereunder except for any previous gross negligence or willful default.

(i) Escrow Agent shall have no duty to invest all or any portion of the Deposit during any period of time Escrow Agent may hold the same prior to disbursement thereof except in one or more interest-bearing accounts as aforesaid, and any disbursements or deliveries of the Deposit required herein to be made by Escrow Agent shall be with such interest, if any, as shall have been earned thereon.

(j) Escrow Agent shall be under no obligation to deliver any instrument or documents to a court or take any other legal action in connection with this Agreement or towards its enforcement, or to appear in, prosecute or defend any action or legal proceeding which, in Escrow Agent’s opinion, would or might involve it in any cost, expense, loss or liability unless, as often as Escrow Agent may require, Escrow Agent shall be furnished with security and indemnity satisfactory to it against all such costs, expenses, losses or liability.

(k) Escrow Agent shall not be liable for any error or judgment or for any act done or omitted by it in good faith, or for any mistake of fact or law, and is released and exculpated from all liability hereunder except for willful misconduct or gross negligence.

(l) Escrow Agent’s obligations hereunder shall be as a depositary only, and Escrow Agent shall not be responsible or liable in any manner whatever for the sufficiency, correctness, genuineness or validity of any notice, written instructions or other instrument furnished to it or deposited with it, or for the form of execution thereof, or for the identity or authority of any person depositing or furnishing same.

(m) Escrow Agent shall not have any duties or responsibilities except those set forth in this Agreement and shall not incur any liability in acting upon any signature, notice, request, waiver, consent, receipt or other paper or document believed by it to be genuine, and Escrow Agent may assume that any person purporting to give any notice or advice on behalf of

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any Party in accordance with the provisions hereof has been duly authorized to do so. Seller and Purchaser hereby jointly and severally agree to indemnify and to hold and save Escrow Agent harmless from and against any and all loss, damage, cost or expense Escrow Agent may suffer or incur as Escrow Agent hereunder unless caused by its gross negligence or willful misconduct.

(n) The terms and provisions of this Paragraph 19 shall create no right in any person, firm or corporation other than the Parties hereto and their respective successors and permitted assigns, and no third party shall have the right to enforce or benefit from the terms hereof.

(o) The provisions of this Paragraph 19 shall survive Closing or the termination of this Agreement for any reason.

20. PROPERTY INSPECTIONS.

(a) Intentionally omitted.

(b) During the period commencing on the Effective Date and ending on the Closing Date or the date of any earlier termination of this Agreement, Purchaser and Purchaser’s Representatives (as defined in Paragraph 21 hereof) shall have the right to enter onto the Real Property to: (i) perform non-invasive inspections and tests, all of which shall be upon at least twenty-four (24) hours’ request (which request may be given by email to the General Counsel of Seller); and (ii) show the Property to potential lenders and joint venture partners. Notwithstanding anything to the contrary contained herein, in no event shall Purchaser have the right to perform any invasive inspections and tests of the Property without Seller’s prior written consent (which consent may be withheld in Seller’s sole and absolute discretion). Purchaser shall: (A) at all times conduct Purchaser’s inspections and testing of the Real Property in compliance with applicable law and in a manner so as to minimize damage to the Real Property; (B) promptly restore the Real Property to its condition immediately preceding Purchaser’s inspections or testing to the extent any damage is caused by such inspections or testing; and (C) keep the Real Property free and clear of any mechanic’s or materialmen’s liens in connection with such inspections or testing. A representative of Seller shall have the right to be present at all times during such inspections or testing. All inspections shall be conducted in compliance with all applicable laws. Purchaser shall use commercially reasonable efforts not to interfere with the activity of the Tenant, or any other entities or persons occupying or providing services at the Property, and shall take all actions and implement all protections reasonably necessary to ensure that the inspections of the Property and the equipment, materials, and substances generated, used or brought onto the Property in connection therewith, pose no threat to the safety or health of persons or the environment, and cause no damage to the Property or other property of Seller or any persons. Any inspections undertaken by or on behalf of Purchaser pursuant to this Paragraph 20 shall be at Purchaser’s sole risk and expense.

(c) Purchaser agrees to provide to Seller, as and when the same are prepared and provided to Purchaser, promptly upon request of Seller and upon any termination of this Agreement, copies of: (i) all environmental, structural, engineering and other reports or studies prepared by outside consultants (other than such reports prepared by or on behalf of legal counsel that are subject to an attorney-client privilege) undertaking inspections of the Property,

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or any portion or component thereof or condition affecting the same, for or on behalf of Purchaser (collectively, the “Property Inspection Reports”); and (ii) all non-public materials and documents obtained by Purchaser from Seller (and Purchaser may not retain copies of any such materials and documents). All non-public information regarding or relating to: (i) Seller or (ii) the Property, or the ownership, operation or maintenance thereof, that is obtained by Purchaser during any inspection of the Property, or in any other manner, or from any other source, including the Property Inspection Reports (collectively, the “Proprietary Information”), shall be held, maintained and treated as private and confidential information pursuant to Paragraph 21 hereof. All obligations and agreements of Purchaser contained in this Paragraph 20(c) shall survive Closing or any termination of this Agreement for any reason.

(d) Except as otherwise expressly set forth in this Agreement, Seller makes no representations or warranties as to the truth, accuracy or completeness of any materials, data or other information, including, without limitation, the Orva Lease, supplied to Purchaser in connection with Purchaser’s inspection of the Property.

(e) Prior to undertaking any inspections of the Property, Purchaser or Purchaser’s agents will obtain and maintain not less than Three Million ($3,000,000.00) Dollars comprehensive general liability insurance with a contractual liability endorsement which insures Purchaser’s indemnity obligations hereunder and which names Seller, as an additional insured thereunder (a certificate evidencing such policy shall be provided by Purchaser to Seller prior to undertaking any inspections under this Paragraph 20). Such insurance coverage shall be maintained by Purchaser until the earlier of: (i) the date that is two (2) years after the Closing; and (ii) the date on which this Agreement is terminated for any reason. Purchaser agrees to indemnify and hold and save Seller and each of the Seller Parties harmless from any claim, loss, injury, liability, damage or expense, including reasonable attorneys’ fees and costs, arising out of: (i) a breach by Purchaser and/or any of the Releasors (as defined in Paragraph 9(d) hereof) of any applicable laws, rules, regulations or ordinances resulting from such inspections, or the agreements set forth in this Paragraph 20, including the failure to restore the Property in accordance with Paragraph 20(b) above; (ii) any access to, entry upon or activity conducted by, or on behalf of, Purchaser or any Releasors with respect to or on the Property, whether or not such access, entry or activity is permitted by, in compliance with or in violation of any applicable laws, rules, regulations or ordinances, or this Paragraph 20; and (iii) any lien, claim or levy, including construction, mechanic’s, materialmen’s and judgment liens, filed or pending against any portion of the Property, or title thereto, by any contractor, sub-contractor or other party having a claim against or through Purchaser or any Releasor (without limiting the foregoing indemnity, Purchaser hereby acknowledges and agrees that Purchaser’s failure to cause any such lien to be released or bonded to the reasonable satisfaction of Seller within twenty (20) days after receipt of written notice thereof shall constitute a default hereunder), unless such claim, loss, injury, liability, damage or expense arises from the gross negligence or willful misconduct of Seller or any of the Seller Parties (collectively, the “Indemnity Obligations”). Anything herein to the contrary notwithstanding, Purchaser shall not be liable for the exacerbation by Purchaser or any of the Purchaser’s Representatives (as defined in Paragraph 21) of any existing environmental conditions at, on, beneath or near the Property.

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21. CONFIDENTIALITY. Purchaser agrees that, unless Seller specifically and expressly otherwise agrees in writing, all of the Proprietary Information is and shall be deemed and treated by Purchaser and all of the Releasors as proprietary and confidential and neither Purchaser nor any Releasor shall disclose same to any other person except those Releasors and such outside consultants and legal counsel assisting Purchaser with the transaction contemplated herein, and Purchaser’s potential lenders and joint venture partners, if any (the Releasors and Purchaser’s outside consultants and potential lenders and joint venture partners, collectively, “Purchaser’s Representatives”), and then only on a need-to-know basis, and upon Purchaser or Releasor making each such person aware of the confidentiality restrictions set forth herein and procuring such person’s agreement to be bound thereby. Notwithstanding the foregoing, Purchaser shall not be deemed to have violated the provisions of this Paragraph 21 if Purchaser or any of Purchaser’s Representatives is required to disclose any Proprietary Information pursuant to a judicial order or subpoena validly issued and served upon Purchaser or any of Purchaser’s Representatives by a court with competent jurisdiction over the Property and the Proprietary Information which is the subject of such order or subpoena, and Purchaser (to the extent legally permitted and practicable): (i) promptly, and in no event less than five (5) business days after receipt by Purchaser’s or any of Purchaser’s Representatives of such court order or subpoena, delivers a copy of same, together with any notices or other documents which were served on Purchaser or any of Purchaser’s Representatives with such court order or subpoena, to Seller; and (ii) reasonably cooperates, at Seller’s sole cost and expense, in any effort (provided that neither Purchaser nor any of Purchaser’s Representatives thereby is placed in breach of such court order or subpoena) instituted by Seller to prevent such disclosure. In the event the purchase and sale contemplated hereby fails to close for any reason whatsoever, Purchaser agrees to deliver to Seller, or cause to be delivered to Seller, all Proprietary Information in the possession of Purchaser and/or any of Purchaser’s Representatives. Purchaser shall not use any Proprietary Information for any purpose other than to determine whether Purchaser shall proceed with the contemplated purchase, or if the purchase and sale is consummated, in connection with the ownership and operation of the Property post-Closing. Purchaser, on behalf of itself and Purchaser’s Representatives, agrees to indemnify Seller and each of the Seller Parties against all costs, claims and damages, including reasonable attorneys’ fees, suffered or sustained as the result of a breach by Purchaser or any of the Releasors of the covenants contained in this Paragraph 21. All obligations of Purchaser and Releasors under this Paragraph 21 shall be referred to as the “Confidential Obligations”. Notwithstanding any other term of this Agreement, the provisions of this Paragraph 21 shall survive Closing or the termination of this Agreement for any reason.

22. SURVIVING OBLIGATIONS. The term “Surviving Obligations” as used herein shall mean, collectively, the Indemnity Obligations, the Confidentiality Obligations and the indemnities set forth in Paragraphs 14 and 20 hereof, together with all other obligations of the Parties which expressly survive the termination of this Agreement for any reason.

23. ENTIRE AGREEMENT. This Agreement constitutes the final and entire agreement between the Parties with respect to the subject matter hereof and neither Party shall be bound by any terms, conditions, statements, warranties or representations, oral or written, not contained herein. All understandings and agreements heretofore made between the Parties are merged in this Agreement, which alone fully and completely expresses the agreement of the

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Parties and may not be changed, modified, varied or terminated except by a written instrument signed by the Parties or their respective counsel. The Parties agree that, except as and to the extent expressly provided herein or in the documents to be delivered at Closing, the Parties agree that none of the terms and provisions of this Agreement shall survive the delivery of the Deed and all such terms and provisions of this Agreement shall be merged into the Deed.

24. BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of Seller and Purchaser and their respective successors and assigns, except as otherwise provided herein.

25. CONSTRUCTION. The interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York, without regard to principles of conflict of laws. Each of the Parties hereby agrees to submit to the jurisdiction of any state or federal court sitting in New York County, New York, in the event of a dispute between the Parties with respect to this Agreement.

26. FURTHER ASSURANCES. Each Party, at any time and from time to time, shall execute, acknowledge when appropriate, and deliver such further instruments and documents and take such other action as reasonably may be requested by the other Party in order to carry out the intent and purpose of this Agreement; provided, however, that the requested modifications shall be ministerial in scope and, without limitation, shall not: (i) modify or alter in any form or manner the monetary obligation of either Party hereto; or (ii) materially increase any non-monetary obligations or materially and adversely affect the rights (monetary or non-monetary) of either Party under this Agreement, as determined by the affected Party in its reasonable judgment. Further, neither Party: (a) shall be obligated to agree in any form or manner, to any additional indemnity agreements or any representations, warranties or guaranties which are not already expressly agreed upon in this Agreement or the documents to be delivered at Closing; (b) shall be obligated to agree to any changes to the environmental covenants set forth herein or in any document to be delivered at Closing; and (c) shall allow others to act as attorney-in-fact for such Party. The provisions of this Paragraph 26 shall survive Closing or the termination of this Agreement for any reason.

27. CAPTIONS. The captions preceding the paragraphs of this Agreement are intended only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof.

28. WAIVER OF CONDITIONS.

(a) Purchaser and Seller each shall have the right, in the sole and absolute exercise of its discretion, to waive any of the terms or conditions of this Agreement which are strictly for its respective benefits and to complete Closing in accordance with the terms and conditions of this Agreement which have not been so waived. Unless otherwise specifically provided herein, any such waiver shall be effective and binding only if in writing and made and delivered at or prior to Closing.

(b) No waiver by either Party of any failure or refusal by the other Party to comply with its obligations hereunder shall be deemed a waiver of any other or subsequent failure or refusal by the other Party so to comply.

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29. WAIVER OF TRIAL BY JURY. PURCHASER AND SELLER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY PURCHASER AND SELLER AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. SELLER OR PURCHASER, AS APPLICABLE, IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY PURCHASER OR SELLER, AS APPLICABLE. THE PROVISIONS OF THIS PARAGRAPH SHALL SURVIVE THE CLOSING OR EARLIER TERMINATION OF THIS AGREEMENT.

30. SEVERABILITY. The terms, conditions, covenants and provisions of this Agreement shall be deemed to be severable. If any clause or provision herein contained shall be adjudged to be invalid or unenforceable by a court of competent jurisdiction or by operation of any applicable law, the same shall be deemed to be severable and shall not affect the validity of any other clause or provision herein, but such other clauses or provisions shall remain in full force and effect, unless such provisions shall relate to the Purchase Price or other monies to be paid hereunder. In such event, each of the Parties, on not less than ten (10) days’ notice to the other Party, shall have the right to terminate this Agreement on the date specified in such notice, whereupon the Deposit shall be released to Purchaser in accordance with the provisions of Paragraph 19 hereof and neither Party shall have any further obligation to the other, except for Surviving Obligations.

31. GENDER. As used in this Agreement, the masculine gender shall include the feminine or neuter genders and the neuter gender shall include the masculine or feminine genders, the singular shall include the plural and the plural shall include the singular, wherever appropriate to the context.

32. NO PUBLIC DISCLOSURE. Prior to Closing, all press releases or other dissemination of information to the media or responses to requests from the media for information relating to the transaction contemplated herein shall be subject to the prior consent of both Parties hereto. After Closing, this covenant shall terminate and no longer be binding on either Party. Notwithstanding anything to the contrary contained herein, this paragraph shall not apply to any required disclosure of this Agreement or the transaction contemplated hereby to a governmental or quasi-governmental authority.

33. NO PARTNERSHIP. Nothing contained in this Agreement shall be construed to create a partnership or joint venture between the Parties or their successors in interest.

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34. TIME OF ESSENCE. Time is of the essence in this Agreement for all purposes and in all instances, whether or not specifically set forth herein.

35. RECORDATION. Concurrent with their execution and delivery of this Agreement, Purchaser and Seller shall execute, acknowledge and deliver a memorandum of this Agreement in the form attached hereto as Exhibit “P” (the “Memorandum”) and of each modification of this Agreement, which shall be recorded by Purchaser at its sole cost, provided that simultaneously with the execution of the Memorandum, Seller and Purchaser execute a termination of the Memorandum in the form attached hereto as Exhibit “Q”, to be held in escrow by the Escrow Agent pursuant to an escrow agreement substantially in the form attached hereto as Exhibit “R” (the “Termination of Memorandum Escrow Agreement”).

36. PROPER EXECUTION. The submission by Seller to Purchaser of this Agreement in an unsigned form shall be deemed to be a submission solely for Purchaser’s consideration and not for acceptance and execution. Such submission shall have no binding force and effect, shall not constitute an option or an offer, and shall not confer any rights upon the Parties or impose any obligations upon the Parties irrespective of any reliance thereon, change of position or partial performance. The submission by Seller to Purchaser of this Agreement for execution by Purchaser and the actual execution thereof and delivery to Seller by Purchaser similarly shall have no binding force and effect on the Parties unless and until the Parties shall have executed this Agreement and the Deposit shall have been received by Escrow Agent.

37. BUSINESS DAYS. If any date herein set forth for the performance of any obligations by Seller or Purchaser or for the delivery of any instrument or notice as herein provided should fall on a Saturday, Sunday or Legal Holiday (hereinafter defined), the compliance with such obligations or delivery shall be deemed acceptable on the next business day following such Saturday, Sunday or Legal Holiday. As used herein, the term “Legal Holiday” shall mean any local or federal holiday on which post offices are closed in the jurisdiction in which the Property is located.

38. LIKE-KIND EXCHANGE.

(a) Purchaser, at the request of Seller, agrees to cooperate reasonably with Seller so that Seller may dispose of the Property in a transaction intended to qualify in whole or in part as a tax-deferred exchange pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended (the “Tax Code”). In order to implement such exchange: (i) Seller, upon notice to Purchaser, shall assign its rights, but not its obligations, under this Agreement to a third party designated by Seller to act as a qualified intermediary (as such phrase is defined in applicable regulations issued under the Tax Code); (ii) Purchaser shall, and hereby agrees to, acknowledge such assignment and make all payments due hereunder to or as may be directed by such intermediary; and (iii) at Closing, Seller shall convey the Property directly to Purchaser; provided, however, that: (w) Purchaser’s cooperation shall be limited to the actions specifically contemplated by the foregoing sentence; (x) none of Purchaser’s rights or obligations hereunder shall be affected or modified in any way, nor shall any time periods contained herein be affected in any way; (y) Purchaser shall have no responsibility or liability to Seller or any other person for the qualification of Seller’s purported exchange transaction under Section 1031 of the Tax Code other than as a result of Purchaser’s failure to perform the actions specifically contemplated in

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this Paragraph; and (z) Purchaser shall not be required to incur any additional expense (unless reimbursed by Seller) or liability (other than to a de minimis extent) as a result of such cooperation, exchange or assignment. Seller hereby agrees to and shall save, defend, indemnify and hold Purchaser harmless from and against any and all liability, loss, damage, claims, costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by Purchaser as a result of any such cooperation, exchange or assignment.

(b) Seller, at the request of Purchaser, agrees to cooperate reasonably with Purchaser so that Purchaser may acquire the Property as “replacement property” in a transaction intended to qualify in whole or in part as a tax-deferred exchange pursuant to Section 1031 of the Tax Code. In order to implement such exchange: (i) Purchaser, upon notice to Seller, shall assign its rights, but not its obligations, under this Agreement to a third party designated by Purchaser to act as a qualified intermediary; (ii) Seller shall, and hereby agrees to, acknowledge such assignment and to accept payment of all or a portion of the Purchase Price from the intermediary; and (iii) at Closing, Seller shall convey the Property directly to Purchaser; provided, however, that: (w) Seller’s cooperation shall be limited to the actions specifically contemplated by the foregoing; (x) none of Seller’s rights or obligations hereunder shall be affected or modified in any way, nor shall any time periods contained herein be affected in any way; (y) Seller shall have no responsibility or liability to Purchaser or any other person for the qualification of Purchaser’s purported exchange transaction under Section 1031 of the Tax Code, other than solely as a result of Seller’s failure to perform the actions specifically contemplated in this Paragraph; and (z) Seller shall not be required to incur any additional expense (unless reimbursed by Purchaser) or liability (other than to a de minimis extent) as a result of such cooperation, exchange or assignment. Purchaser hereby agrees to and shall save, defend, indemnify and hold Seller harmless from and against any and all liability, loss, damage, claims, costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by Seller as a result of any such cooperation, exchange or assignment.

(c) The provisions of this Paragraph 38 shall survive Closing.

39. LIMITED LIABILITY. The respective obligations of Seller and Purchaser under this Agreement or any documents executed pursuant hereto or in connection herewith, including, without limitation, the Deed, the Bill of Sale, the Assignment of Lease and the Seller Certificate, are intended to be binding only on Seller and Purchaser and each of such party’s respective assets, and shall not be personally binding upon, nor shall any resort be had to any properties of the Seller Parties or Releasors. The provisions of this Paragraph 39 shall survive Closing or termination of this Agreement, for any reason.

40. NO ELECTION BY SELLER OR PURCHASER. Each right of Seller and Purchaser provided for in this Agreement shall be cumulative and shall be in addition to every other right provided for in this Agreement or now or hereafter existing at law or in equity, by statute or otherwise, and the exercise or beginning of the exercise by Seller or Purchaser of any one or more of such rights shall not preclude the simultaneous or later exercise by Seller or Purchaser of any or all other rights provided for in this Agreement or now or hereafter existing at law or in equity, by statute or otherwise.

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41. NO THIRD PARTY BENEFICIARY. The provisions of this Agreement are not intended to benefit any third parties.

42. EQUITABLE OWNERSHIP. Prior to the conveyance of the Property hereunder, Purchaser shall not acquire, obtain or assume any equitable ownership of or title to the Property by reason of this Agreement.

43. PREPARATION OF AGREEMENT. This Agreement shall not be construed more strongly against either Party regardless of who is responsible for its preparation.

44. JOINT OBLIGATIONS. All obligations and liabilities of Seller and Purchaser set forth herein shall be joint and several if more than one Seller or Purchaser is named herein.

45. COUNTERPARTS. This Agreement may be executed and delivered in any number of counterparts and by facsimile or e-mail (e.g., pdf), each of which when so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument.

46. EXHIBITS: All Exhibits referred to herein are a part of the Agreement.

[SIGNATURES APPEAR ON THE FOLLOWING PAGES]

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered by duly authorized persons on the day and year first above written.

SELLER:

TOWN SPORTS INTERNATIONAL, LLC

By:	/s/ Robert Giardina
	Name:	Robert Giardina
	Title:	CEO

PURCHASER:

MONTY TWO EAST 86TH STREET ASSOCIATES LLC

By:	/s/ Roy Stillman
	Name:	Roy Stillman
Title:

JOINDER AND CONSENT OF ESCROW AGENT

An original, fully executed copy of this Agreement, together with the Deposit, has been received by Escrow Agent this 23rd day of December, 2013, and by execution hereof Escrow Agent covenants and agrees to be bound by the terms of this Agreement.

FIDELITY NATIONAL TITLE INSURANCE COMPANY

By:	/s/ John Madde
	Name:	John Madde
	Title:	VP

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LIST OF EXHIBITS

EXHIBIT “A”	Legal Description

EXHIBIT “B”	Deed

EXHIBIT “C”	Assignment of Lease

EXHIBIT “D”	Omnibus Assignment and Assumption

EXHIBIT “E”	Bill of Sale

EXHIBIT “F”	Tenant Notice

EXHIBIT “G-1”	Permitted Encumbrances

EXHIBIT “G-2”	Existing Violations

EXHIBIT “H”	Holdback Escrow Agreement

EXHIBIT “I”	Tenant Estoppel

EXHIBIT “J”	Seller Certificate

EXHIBIT “K”	FIRPTA Affidavit

EXHIBIT “L”	Intentionally Omitted

EXHIBIT “M”	Termination Payment Escrow Agreement

EXHIBIT “N”	Friedland Building Letter Agreement

EXHIBIT “O-1”	Ground Lease Certification (Effective Date)

EXHIBIT “O-2”	Ground Lease Certification (Closing Date)

EXHIBIT “P”	Memorandum of Agreement of Sale

EXHIBIT “Q”	Termination of Memorandum of Agreement of Sale

EXHIBIT “R”	Termination of Memorandum Escrow Agreement

EXHIBIT “A”

Legal Description

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

BEGINNING at a point on the northerly side of 86th Street, distant 62 feet 2-2/3 inches easterly from the corner formed by the intersection of the westerly side of Lexington Avenue with the said northerly side of 86th Street;

RUNNING THENCE northerly parallel with the easterly side of Lexington Avenue, 100 feet 8 1/2 inches to the center line of the block;

THENCE easterly along said center line of the block parallel with the northerly side of 86th Street and part of the distance through a party wall, 76 feet 8 inches;

THENCE southerly again parallel with the easterly side of Lexington Avenue, 100 feet 8-1/2 inches to the northerly side of 86th Street; and

THENCE westerly along the said northerly side of 86th Street, 76 feet 8 inches to the point or place of BEGINNING.

A-1

EXHIBIT “B”

BARGAIN AND SALE DEED

WITHOUT COVENANTS

THIS INDENTURE, made as of the      day of             , 2013, between TOWN SPORTS INTERNATIONAL, LLC, a New York limited liability company, having an address at 5 Penn Plaza, 4th Floor, New York, NY 10001 (“Grantor”), and                     , a                     , having an address at                                          (“Grantee”).

WITNESSETH, that Grantor, in consideration of Ten Dollars ($10.00) and other valuable consideration paid by Grantee, the receipt and sufficiency of which are hereby acknowledged, does hereby grant and release unto Grantee, the heirs or successors and assigns of Grantee forever,

ALL that certain plot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the City, County and State of New York, as more particularly described on Exhibit A attached hereto and made a part hereof.

TOGETHER with all right, title and interest, if any, of Grantor in and to the land lying in the bed of any streets or roads in front of or adjoining the above described premises to the center lines thereof;

TOGETHER with any rights of way, appendages, appurtenances, easements, sidewalks, alleys, gores or strips of land adjoining or appurtenant to the above described premises and used in conjunction therewith, any development rights appurtenant to the above described premises and any award or payment made or to be made in lieu of any of the foregoing or any portion thereof and any unpaid award for damage to the above described premises by reason of change of grade or closing of any street, road or avenue;

TO HAVE AND TO HOLD the above described premises herein granted, or mentioned and intended so to be, unto Grantee, the heirs or successors and assigns of Grantee, forever.

The premises herein described are intended to be the same as that described in deed recorded in CRFN                                         .

AND Grantor, in compliance with Section 13 of the Lien Law, covenants that Grantor will receive the consideration for this conveyance and will hold the right to receive such consideration as a trust fund to be applied first for the purpose of paying the cost of the improvement and will apply the same first to the payment of the cost of the improvement before using any part of the total of the same for any other purpose. The word “party” shall be constructed as if it read “parties” whenever the sense of this Indenture so requires.

[signature follows]

IN WITNESS WHEREOF, Grantor has duly executed this Indenture the day and year first above written.

TOWN SPORTS INTERNATIONAL, LLC

By:
Name:
Title:

State of New York	)
County of New York	) ss.:

On the      day of              in the year 2013 before me, the undersigned, personally appeared                      personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signatures on the instrument, the individual, or the person upon behalf of which the individual(s) acted, executed the instrument.

Signature and Office of individual taking acknowledgment

ADDRESS:	151-155 EAST 86TH STREET NEW YORK, NEW YORK
SECTION:	[ ]
BLOCK:	1515
LOT:	23

COUNTY OR TOWN: New York

Upon recording return to:

Exhibit A to Deed

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

BEGINNING at a point on the northerly side of 86th Street, distant 62 feet 2-2/3 inches easterly from the corner formed by the intersection of the westerly side of Lexington Avenue with the said northerly side of 86th Street;

RUNNING THENCE northerly parallel with the easterly side of Lexington Avenue, 100 feet 8 1/2 inches to the center line of the block;

THENCE easterly along said center line of the block parallel with the northerly side of 86th Street and part of the distance through a party wall, 76 feet 8 inches;

THENCE southerly again parallel with the easterly side of Lexington Avenue, 100 feet 8-1/2 inches to the northerly side of 86th Street; and

THENCE westerly along the said northerly side of 86th Street, 76 feet 8 inches to the point or place of BEGINNING.

EXHIBIT “C”

ASSIGNMENT OF LEASE

THIS ASSIGNMENT OF LEASE (this “Assignment”) is made on             , 20    , by and between                     , a                      (“Assignor”), having an office at                      and                     , a                      (“Assignee”), having an office at                     .

FOR AND IN CONSIDERATION of the sum of Ten and 00/100 ($10.00) Dollars and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, Assignor does hereby sell, assign, transfer and set over unto Assignee all of Assignor’s right, title and interest as landlord in and to: (i) that certain written lease of a portion of the building located on the land described on Schedule 1 annexed hereto and made a part hereof or of any portion of such land, and all renewals, modifications, amendments, guaranties, other security and other agreements affecting the same (collectively, the “Lease”), as more particularly set forth on Schedule 2 attached hereto and incorporated herein by reference; and (ii) all prepaid rentals and security deposits (if any) paid or deposited by the tenant under the Lease as set forth on Schedule 2, receipt of which hereby is acknowledged by Assignee (the items described in clauses (i) and (ii) above, collectively, the “Assigned Interest”).

TO HAVE AND TO HOLD the Assigned Interest unto Assignee, its successors and assigns, forever.

Assignee accepts the foregoing assignment and assumes and shall pay, perform and discharge, as and when due, all of the agreements and obligations of Assignor under the Lease accruing from and after the date hereof and agrees to be bound by all of the terms and conditions of the Lease, and Assignee further agrees that, as between Assignor and Assignee, Assignee shall be responsible for any brokerage commissions, fees or payments which may be due or payable hereafter or in connection with any extension or renewal of the term of the Lease or the expansion of the premises demised thereunder.

Assignee shall indemnify, protect, defend and hold Assignor harmless from and against any and all claims, demands, liabilities, losses, costs, damages or expenses (including, reasonable attorneys’ fees and costs) arising out of or resulting from Assignee’s acts or omissions under the terms of the Lease or any brokerage agreement arising on or after the date hereof, asserted by any tenant, broker or any person or persons claiming under any of them with respect to such Lease or agreement, including the enforcement thereof.

Assignor shall indemnify, protect, defend and hold Assignee harmless from and against any and all claims, demands, liabilities, losses, costs, damages or expenses (including, reasonable attorneys’ fees and costs) arising out of or resulting from Assignor’s acts or omissions under the terms of the Lease or any brokerage agreement arising prior to the date hereof, asserted by any tenant, broker or any person or persons claiming under any of them with respect to such Lease or agreement, including the enforcement thereof. The foregoing indemnity shall not be subject to the limitations on survivability and liability set forth in Paragraphs 8(c) and 8(g) of the Agreement of Sale (as defined below).

This Assignment is made without any warranty or representation by, or recourse against, Assignor of any kind whatsoever except and to the extent expressly set forth in the Agreement of Sale, dated as of December     , 2013, between Assignor and Assignee (the “Agreement of Sale”).

This Assignment shall be binding upon and inure to the benefit of the respective successors and assigns of each party hereto. The respective obligations of each party hereto are intended to be binding only on the property of such party and shall not be personally binding upon, nor shall any resort be had to, the private properties of any of its respective trustees, officers, beneficiaries, directors, members, partners or shareholders, or the general partners, officers, directors, members, or shareholders thereof, or any employees or agents of each party hereto.

To facilitate execution, this Assignment may be executed in as many counterparts as may be required. It shall not be necessary that the signatures on behalf of all parties appear on each counterpart hereof. All counterparts hereof shall collectively constitute a single agreement, at such time as each party has executed and delivered a copy hereof to the other.

IN WITNESS WHEREOF, this Assignment of Lease has been executed and delivered by duly authorized persons of Assignor and Assignee as of the      day of             , 20    .

ASSIGNOR:

,
a

By:
Name:
Title:

ASSIGNEE:

,
a

By:
Name:
Title:

ACKNOWLEDGEMENTS TO

ASSIGNMENT OF LEASES

STATE OF	)
: ss.:
COUNTY OF	)

On this      day of             , 20    , before me, the undersigned officer, personally appeared                     , who, I am satisfied, are the individuals named in the foregoing instrument as the authorized signatory of                      and, on behalf of                      did acknowledge that they signed, sealed and delivered the foregoing instrument as their voluntary act and deed and as the voluntary act and deed of said                     , for the purposes therein contained.

WITNESS my hand and Notarial seal this      day of             , 20    .

Notary Public

STATE OF	)
: ss.:
COUNTY OF	)

On this      day of             , 20    , before me, the undersigned officer, personally appeared                     , who, I am satisfied, are the individuals named in the foregoing instrument as the authorized signatory of                      and, on behalf of                      did acknowledge that they signed, sealed and delivered the foregoing instrument as their voluntary act and deed and as the voluntary act and deed of said                     , for the purposes therein contained.

WITNESS my hand and Notarial seal this      day of             , 20    .

Notary Public

SCHEDULE 1

To Assignment Of Lease

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

BEGINNING at a point on the northerly side of 86th Street, distant 62 feet 2-2/3 inches easterly from the corner formed by the intersection of the westerly side of Lexington Avenue with the said northerly side of 86th Street;

RUNNING THENCE northerly parallel with the easterly side of Lexington Avenue, 100 feet 8 1/2 inches to the center line of the block;

THENCE easterly along said center line of the block parallel with the northerly side of 86th Street and part of the distance through a party wall, 76 feet 8 inches;

THENCE southerly again parallel with the easterly side of Lexington Avenue, 100 feet 8-1/2 inches to the northerly side of 86th Street; and

THENCE westerly along the said northerly side of 86th Street, 76 feet 8 inches to the point or place of BEGINNING.

SCHEDULE 2

To Assignment Of Lease

Lease, dated as of January 27, 1984, between Town Squash, Inc. (Assignor’s predecessor in interest), as landlord, and Orva Hosiery Stores, Inc., as tenant, as amended by that certain Lease Modification dated as of March 31, 1995, that certain Second Amendment to Lease dated as of October 31, 2003 and that certain Third Amendment to Lease dated as of April 14, 2008.

EXHIBIT “D”

OMNIBUS ASSIGNMENT AND ASSUMPTION

THIS OMNIBUS ASSIGNMENT AND ASSUMPTION (this “Assignment”) is made on             , 20    , by and between                     , a                      (“Assignor”), having an office at                      and                     , a                      (“Assignee”), having an office at                     .

FOR AND IN CONSIDERATION of the sum of Ten and 00/100 ($10.00) Dollars and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, Assignor does hereby sell, assign, transfer and set over unto Assignee, to the extent assignable, all of Assignor’s right, title and interest in and to the Intangible Property (as such term is defined in that certain Agreement of Sale dated as of                  ,          (the “Agreement”) between Assignor and Assignee).

TO HAVE AND TO HOLD the Intangible Property unto Assignee, its successors and assigns, forever.

Assignee accepts the foregoing assignment and assumes the obligation to perform all of the terms, covenants and conditions imposed upon Assignor under the Intangible Property accruing or arising on or after the date hereof.

Assignor shall indemnify, protect, defend and hold Assignee harmless from and against any and all claims, demands, liabilities, losses, costs, damages or expenses (including, reasonable attorneys’ fees and costs) arising out of or resulting from Assignor’s acts or omissions under or with respect to the Intangible Property arising, accruing or occurring prior to the date hereof.

Assignee shall indemnify, protect, defend and hold Assignor harmless from and against any and all claims, demands, liabilities, losses, costs, damages or expenses (including, reasonable attorneys’ fees and costs) arising out of or resulting from Assignee’s acts or omissions under or with respect to the Intangible Property arising, accruing or occurring on or after the date hereof.

This Assignment is made without any warranty or representation by, or recourse against, Assignor of any kind whatsoever except and to the extent expressly set forth in the Agreement.

This Assignment shall be binding upon and inure to the benefit of the respective successors and assigns of Assignor and Assignee. The respective obligations of each party hereto are intended to be binding only on the property of such party and shall not be personally binding upon, nor shall any resort be had to, the private properties of any of its respective trustees, officers, beneficiaries, directors, members, partners or shareholders, or the general partners, officers, directors, members, or shareholders thereof, or any employees or agents of each party hereto.

To facilitate execution, this Assignment may be executed in as many counterparts as may be required. It shall not be necessary that the signatures on behalf of all parties appear on each counterpart hereof. All counterparts hereof shall collectively constitute a single agreement, at such time as each party has executed and delivered a copy hereof to the other.

[signatures follow]

IN WITNESS WHEREOF, this Omnibus Assignment and Assumption has been executed and delivered by duly authorized persons of Assignor and Assignee as of the      day of             , 20    .

ASSIGNOR:

,
a

By:
Name:
Title:

ASSIGNEE:

,
a

By:
Name:
Title:

ACKNOWLEDGEMENTS TO

OMNIBUS ASSIGNMENT AND ASSUMPTION

STATE OF	)
: ss.:
COUNTY OF	)

On this      day of             , 20    , before me, the undersigned officer, personally appeared                     , who, I am satisfied, are the individuals named in the foregoing instrument as the authorized signatory of                      and, on behalf of                      did acknowledge that they signed, sealed and delivered the foregoing instrument as their voluntary act and deed and as the voluntary act and deed of said                     , for the purposes therein contained.

WITNESS my hand and Notarial seal this      day of             , 20    .

Notary Public

STATE OF	)
: ss.:
COUNTY OF	)

On this      day of             , 20    , before me, the undersigned officer, personally appeared                     , who, I am satisfied, are the individuals named in the foregoing instrument as the authorized signatory of                      and, on behalf of                      did acknowledge that they signed, sealed and delivered the foregoing instrument as their voluntary act and deed and as the voluntary act and deed of said                     , for the purposes therein contained.

WITNESS my hand and Notarial seal this      day of             , 20    .

Notary Public

EXHIBIT “E”

BILL OF SALE

KNOW ALL PERSONS BY THESE PRESENTS that on this      day of              20    , the undersigned,                     , a                     , having an office at                      (“Seller”), pursuant to the terms of that certain Agreement of Sale dated as of                      (the “Agreement”) between Seller and                     , a                     , having an office at                      (“Purchaser”), and in consideration for the Purchase Price set forth (and defined) in the Agreement and other good and valuable consideration all as more particularly set forth in the Agreement, the receipt and sufficiency of which hereby are acknowledged, has conveyed to Purchaser, concurrently with the execution of this Bill of Sale, fee title in and to the property set forth on Exhibit A (the “Real Property”) and hereby sells, assigns, transfers, conveys and delivers unto Purchaser absolutely, free and clear of any and all liens, encumbrances or security interests, all of Seller’s right, title, and interest in and to all fixtures, equipment and other articles of personal property located on, attached to or used in the operation of the Real Property, and any replacements or substitutions therefor (all such fixtures, articles and personal property hereinafter being collectively referred to as the “Personal Property”).

TO HAVE AND TO HOLD the same unto said Purchaser, its successors and assigns, forever.

Purchaser acknowledges and agrees that, except as expressly provided in, and subject to the limitations contained in, the Agreement, Seller has not made, does not make and specifically disclaims any representations, warranties, promises, covenants, agreements or guaranties of any kind or character whatsoever, whether express or implied, oral or written, past, present or future, of, as to, concerning or with respect to (a) the nature, quality or conditions of the Personal Property, (b) the income to be derived from the Personal Property, (c) the suitability of the Personal Property for any and all activities and uses which Assignee may conduct thereon, (d) the compliance of or by the Personal Property or its operation with any laws, rules, ordinances or regulations of any applicable governmental authority or body, (e) the quality, habitability, merchantability or fitness for a particular purpose of any of the Personal Property, or (f) any other matter with respect to the Personal Property. Purchaser further acknowledges and agrees that, having been given the opportunity to inspect the Personal Property, Purchaser is relying solely on its own investigation of the Personal Property and not on any information provided or to be provided by Assignor, except as specifically provided in the Agreement. Purchaser further acknowledges and agrees that (a) any information provided or to be provided with respect to the Personal Property was obtained from a variety of sources and that Seller has not made any independent investigation or verification of such information; and (b) the sale of the Personal Property as provided for herein is made on an “as is, where is” condition and basis “with all faults,” except as specifically provided in, and subject to the limitations contained in, the Agreement.

The obligations of Seller are intended to be binding only on the property of Seller and shall not be personally binding upon, nor shall any resort be had to, the private properties of any of its trustees, officers, beneficiaries, directors, members, partners or shareholders, or the general partners, officers, directors, members, or shareholders thereof, or any employees or agents of Seller.

Seller hereby agrees to execute and deliver such further instruments of conveyance, transfer and assignment reasonably acceptable to Purchaser, and to take such other and further action without further consideration, as Purchaser reasonably may request, to evidence conveyance, transfer and assignment of the Personal Property conveyed hereunder, and to assist Purchaser in exercising all rights with regard thereto.

This Bill of Sale shall be binding upon the successors and assigns of Seller and shall inure to the benefit of the successors and assigns of Purchaser.

IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed and delivered by duly authorized persons as of the date set forth above.

,
a

By:
Name:
Title:

ACKNOWLEDGEMENT TO

BILL OF SALE

STATE OF	)
: ss.:
COUNTY OF	)

On this      day of             , 20    , before me, the undersigned officer, personally appeared                     , who, I am satisfied, are the individuals named in the foregoing instrument as the authorized signatory of                      and, on behalf of                      did acknowledge that they signed, sealed and delivered the foregoing instrument as their voluntary act and deed and as the voluntary act and deed of said                     , for the purposes therein contained.

WITNESS my hand and Notarial seal this      day of             , 20    .

Notary Public

EXHIBIT “F”

TENANT NOTICE

                 , 20

BY CERTIFIED MAIL,

RETURN RECEIPT REQUESTED

Orva Hosiery Stores, Inc.

155 East 86th Street

New York, New York 10028

Attention: [                    ]

Re:

151-155 East 86th Street, New York, NY – Lease dated as of January 27, 1984, between Town Squash, Inc. (predecessor in interest to Town Sports International LLC), as landlord, and Orva Hosiery Stores, Inc., as tenant, as amended by that certain Lease Modification dated as of March 31, 1995, that certain Second Amendment to Lease dated as of October 31, 2003 and that certain Third Amendment to Lease dated as of April 14, 2008 (the “Third Amendment”; collectively, the “Lease”)

Ladies and Gentlemen:

Please be advised that Town Sports International, LLC (“Seller”) has sold to [                    ], a Delaware limited liability company (“Purchaser”), the referenced property in which you occupy certain premises (the “Premises”) as a tenant pursuant to the Lease from Seller or its predecessor-in-interest.

In connection with such sale, Seller has assigned to Purchaser its interest as the landlord in, and Purchaser has assumed all obligations of the landlord accruing from and after the date hereof under, the Lease. Accordingly, you are hereby directed to perform all of your obligations under the Lease from and after the date hereof to and for the benefit of Purchaser.

Effective immediately, all notices and other communications under the Lease shall be sent to Purchaser at the following address:

[ ]
[ ]
[ ]
Attention: [ ]
Email: [ ]

F-1

and all rental and other payments that become due from and after the date hereof should be made payable to Purchaser and should be sent to Purchaser, as landlord, at the following address:

[ ]
[ ]
[ ]
Attention: [ ]

Please have your insurance broker deliver to Purchaser at Purchaser’s address for notices set forth above, a revised certificate of insurance replacing Seller as the additional named insured with that of Purchaser.

If you have any questions, please contact [            ] at [                    ].

Sincerely,

TOWN SPORTS INTERNATIONAL, LLC

By:
Name:
Title:

cc:	Mishaan Dayon & Lieblich
1370 Broadway, Suite 802
New York, New York 10018
Attention: Saul A. Mishaan, Esq.

F-2

EXHIBIT “G-1”

PERMITTED ENCUMBRANCES

1.	Building restrictions and zoning regulations and ordinances and amendments and additions thereto adopted by any governmental authority having or asserting jurisdiction thereover, affecting the Property at the date hereof.

2.	Any presently existing easement or right of use created in favor of any public utility corporation for electricity, steam, gas, telephone or other service in any street or avenue abutting the Property and the right of said utility companies to use and maintain cables, terminal boxes, lines, service connections, poles, mains and other facilities in, upon and across the Property.

3.	Covenants, restrictions, agreements and easements of record affecting the Property as of the Effective Date.

4.	The following as shown on that certain Survey made by Boro Land Surveying, P.C., dated November 13, 2013: (a) encroachments upon and projections over East 86th Street by signs, ornamental stone, metal store front, flagpole, sprinkler, water meter, awning sign and drain; and; and (b) party wall straddles a portion of the northwesterly record line.

5.	Taxes not yet due and payable, subject to apportionment pursuant to Paragraph 15 of the Agreement.

6.	The Orva Lease.

7.	Variations between tax map and record description.

G-1-1

EXHIBIT “G-2”

EXISTING VIOLATIONS

1.	Violation #V0101302CZSTF03DP, dated January 3, 2002.

2.	Violation #V010302CZSTF06DP, dated January 3, 2002.

3.	Violation #V082213E9027/479933, dated August 22, 2013.

4.	Violation #56128, dated February 15, 1991.

5.	Violation #63068, dated September 24, 1993.

6.	Violation #10646235H, dated March 11, 1999.

7.	Violation # 10646795X, dated June 3, 1999.

8.	Violation #10920790X, dated April 7, 2010.

9.	Violation #1174832J, dated April 7, 2010.

10.	Violation #E244389, dated September 1, 2009.

11.	Violation #E24438957, dated September 24, 2013.

12.	Violation # E244507, dated April 6, 2009.

G-2-1

EXHIBIT “H”

HOLDBACK ESCROW AGREEMENT

THIS HOLDBACK ESCROW AGREEMENT (this “Agreement”) is made and entered into as of                  ,         , by and among TOWN SPORTS INTERNATIONAL, LLC, a New York limited liability company (“Seller”), [                    ], a [                         ] (“Purchaser”), and FIDELITY NATIONAL TITLE INSURANCE COMPANY (“Escrow Agent”).

W I T N E S S E T H:

WHEREAS, Purchaser and Seller entered into that certain Agreement of Sale dated as of                  , 2013 (the “Purchase Agreement”), pursuant to which Seller agreed to sell to Purchaser all of Seller’s right, title and interest in, to and under the Property (as defined in the Purchase Agreement), subject to the terms and conditions more particularly set forth therein; and

WHEREAS, pursuant to Paragraph 8(f) of the Purchase Agreement, Seller has delivered to Escrow Agent the Holdback Escrow Amount (the “Escrow Funds”); and

WHEREAS, Escrow Agent is willing to hold the Escrow Funds in escrow on the terms and conditions hereinafter set forth.

NOW, THEREFORE, the parties hereto agree as follows:

1. All capitalized terms used herein, but not otherwise defined herein, shall have the meanings ascribed to such terms in the Purchase Agreement.

2. Escrow Agent hereby acknowledges receipt of the Escrow Funds to be held in escrow in accordance with the terms and conditions of this Agreement. Escrow Agent shall hold the Escrow Funds, together with all interest earned thereon, in an interest-bearing escrow account, in accordance with the following:

(a) Escrow Agent shall hold the Escrow Funds, together with all interest earned thereon, in a federally-insured interest-bearing account at JPMorgan Chase Bank. Escrow Agent shall have no liability for any fluctuations in the interest rate paid on the Escrow Funds, and is not a guarantor thereof. Escrow Agent shall have no liability in the event of the failure, insolvency or inability of the depositary to pay said funds, or accrued interest upon demand for withdrawal. Additionally, Escrow Agent shall have no responsibility for levies by any taxing authority(ies) based upon the Federal Taxpayer I.D. Numbers used to establish the account or accounts to hold the Deposit.

(b) In the event that there have been no Survival Claims (as hereinafter defined) asserted by Purchaser on or prior to [                 , 2014]1 (the “Outside Date”), on the first business day following the Outside Date, Escrow Agent is hereby instructed to release to Seller, without further instructions, the Escrow Funds then remaining. In the event that any Survival Claim shall have been asserted on or prior to the Outside Date, then Escrow Agent shall continue to hold the Escrow Funds, but if the actual damages asserted by Purchaser in respect of such Survival Claim are less than the amount of Escrow Funds, then Escrow Agent is hereby instructed to release to Seller within two (2) business days after the Outside Date the portion of the Escrow Funds in excess of the amount of such Survival Claims. Upon the final determination or settlement of all Survival Claims asserted on or prior to the Outside Date, the amount of the Escrow Funds not required to be disbursed to Purchaser pursuant to the final determination or settlement of all such Survival Claims in the aggregate shall be released by Escrow Agent to Seller.

(c) If Escrow Agent receives a written request signed by Seller or Purchaser (the “Noticing Party”) stating that the Noticing Party is entitled to all or a portion of the Escrow Funds, Escrow Agent shall deliver (by reputable overnight courier) a copy of such request to the other party hereto (the “Non-Noticing Party”). The Non-Noticing Party shall have the right to object to such request for the Escrow Funds by written notice of objection delivered to Escrow Agent within five (5) business days after the date of Escrow Agent’s delivery of such copy to the Non-Noticing Party, but not thereafter. If Escrow Agent shall not have so received a written notice of objection from the Non-Noticing Party within the time herein prescribed, Escrow Agent shall deliver the Escrow Funds (or such portion thereof as was requested by the Noticing Party) to the Noticing Party. If Escrow Agent shall have received a written notice of objection within the time herein prescribed, Escrow Agent shall refuse to comply with any requests or demands on it and shall continue to hold the Escrow Funds, together with any interest earned thereon, until Escrow Agent receives either (i) a written notice signed by both Seller and Purchaser, stating who is entitled to the Escrow Funds (or the portion so specified), or (ii) the final non-appealable order or judgment of a court of competent jurisdiction directing disbursement of the Escrow Funds in a specific manner, in either of which events Escrow Agent shall then disburse the Escrow Funds in accordance with such order. Escrow Agent shall not be or become liable in any way or to any person for its refusal to comply with any such requests or demands until and unless it has received a direction of the nature described in clauses (i) or (ii) immediately above. Anything herein to the contrary notwithstanding, Escrow Agent shall not, at any time prior to the Business Day immediately following the Outside Date, release to Seller any portion of the Escrow Funds without the prior written consent of Purchaser.

(d) Any notice to Escrow Agent shall be sufficient only if received by Escrow Agent within the applicable time period set forth herein. All mailings and notices from Escrow Agent to Seller and/or Purchaser, or from Seller and/or Purchaser to Escrow Agent,

[1]	180 days after the Closing Date under the Purchase Agreement.

provided for in this Agreement shall be addressed to the party to receive such notice at its notice address set forth in Section 3 hereof (with copies to be similarly sent to the additional parties therein indicated).

(e) Notwithstanding the foregoing, if Escrow Agent shall have received a written notice of objection as provided for in clause (c) immediately above within the time therein prescribed, or shall have received at any time before actual disbursement of the Escrow Funds (or the applicable portion thereof), a written notice signed by either Seller or Purchaser disputing entitlement to the Escrow Funds, or shall otherwise believe in good faith at any time that a disagreement or dispute has arisen between the parties hereto over entitlement to the Escrow Funds (whether or not litigation has been instituted), Escrow Agent shall have the right, upon written notice to both Seller and Purchaser, (i) to deposit the Escrow Funds with the Clerk of the Court in which any litigation is pending and/or (ii) to take such reasonable affirmative steps as it may, at its option, elect in order to terminate its duties as Escrow Agent, including, without limitation, the depositing of the Escrow Funds with a court of competent jurisdiction and the commencement of an action for interpleader, the costs thereof to be borne by whichever of Seller or Purchaser is the losing party, and thereupon Escrow Agent shall be released of and from all liability hereunder except for any previous gross negligence or willful misconduct.

(f) Escrow Agent is acting hereunder without charge as an accommodation to Seller and Purchaser, it being understood and agreed that Escrow Agent shall not be liable for any error in judgment or any act done or omitted by it in good faith or pursuant to court order, or for any mistake of fact or law. Escrow Agent shall not incur any liability in acting upon any document or instrument believed thereby to be genuine. Escrow Agent is hereby released and exculpated from all liability hereunder, except only for willful misconduct or gross negligence. Escrow Agent may assume that any person purporting to give it any notice on behalf of any party has been authorized to do so. Escrow Agent shall not be liable for, and Seller and Purchaser hereby jointly and severally agree to indemnify Escrow Agent against, any loss, liability or expense, including reasonable attorney’s fees, arising out of any dispute under this Agreement, including the cost and expense of defending itself against any claim arising hereunder.

(g) Delivery of the Escrow Funds in accordance with the terms of this Agreement shall be made by wire transfer of immediately available federal funds or by certified, unendorsed check by Escrow Agent or by cashier’s check, at the option of the party receiving the Escrow Funds (or applicable portion thereof).

3. Except as specified in Section 2 hereof, all notices, certificates and other communications permitted hereunder shall be in writing and may be served and given personally (with signed delivery receipt obtained) or by reputable overnight courier providing proof of delivery, addressed as follows and shall be deemed delivered as set forth in the Agreement:

If to Seller:	Town Sports International, LLC
5 Penn Plaza
4th Floor
New York, New York 10001
Attention: General Counsel

With a copy to:	Cole, Schotz, Meisel, Forman & Leonard, P.A.
Court Plaza North
25 Main Street
Hackensack, New Jersey 07602-0800
Attention: Michael E. Jones, Esq.

If to Purchaser:	[ ]
[ ]
[ ]
[ ]
Attention: [ ]

With a copy to:	[ ]
[ ]
[ ]
Attention: [ ]

If to Escrow Agent:	Fidelity National Title Insurance Company
485 Lexington Avenue, 18th Floor
New York, New York 10017
Attention: Lawrence Holmes

Each party may, by notice as aforesaid, designate such other person or persons and/or such other address or addresses for the receipt of notices. Except as specified in Section 2 hereof, copies of all notices, certificates or other communications relating to this Agreement in respect to which Escrow Agent is not the addressee or sender shall be sent to Escrow Agent in the manner hereinabove set forth. Notices shall be deemed served and received upon the earlier of the first business day following the date of deposit with a reputable overnight delivery service providing proof of delivery, or upon delivery in person (with signed delivery receipt obtained). A party’s failure or refusal to accept service of a notice shall constitute delivery of the notice. Notices may be given by counsel for each party and each such notice so given by counsel shall have the same force and effect as if sent by such party.

4. This Agreement shall be binding on and inure to the benefit of all parties hereto and their respective successors and permitted assigns and may not be modified or amended orally, but only in writing signed by all parties hereto. Neither Seller nor Purchaser may assign its rights or obligations under this Agreement to any party other than a party to whom

Seller or Purchaser, as applicable, assigns its right, title and interest in, to and under the Purchase Agreement to the extent permitted thereunder and no permitted assignment by Seller or Purchaser shall be effective unless and until such party shall have delivered to Escrow Agent (i) written notice of such assignment and (ii) an assumption agreement with respect to all of the obligations of the assigning party hereunder.

5. The undersigned hereby submit to personal jurisdiction in the State of New York for all matters, if any, which shall arise with respect to this Agreement, and waive any and all rights under the law of any other state or country to object to jurisdiction within the State of New York or to institute a claim of forum non conveniens with respect to any court in the State of New York for the purposes of litigation with respect to this Agreement. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR COUNTERCLAIM ARISING IN CONNECTION WITH OR OTHERWISE RELATING TO THIS AGREEMENT.

6. Each part of this Agreement is intended to be severable. If any term, covenant, condition or provision of this Agreement is held to be unlawful, invalid or unenforceable by a court of competent jurisdiction, to the extent permitted by law, such illegality, invalidity or unenforceability shall not affect the remaining provisions of this Agreement, which shall remain in full force and effect and shall be binding upon the parties.

7. This Agreement may be executed in any number of counterparts, each counterpart for all purposes being deemed an original, and all such counterparts shall together constitute only one and the same agreement.

8. Notwithstanding anything herein to the contrary, interest earned on the Escrow Funds shall be disbursed to the party entitled to the Escrow Funds or, if both parties are entitled to a portion of the Escrow Funds, the interest earned on the Escrow Funds shall be disbursed ratably based on the portion of the Escrow Funds received by each such party.

9. Nothing herein is intended to modify or amend the provisions of Paragraph 8(f) of the Purchase Agreement, and in the event of a conflict between the provisions hereof and the provisions of such Paragraph 8(f) as to rights or obligations of Seller and Purchaser, the provisions of such Paragraph 8(f) shall govern.

10. Purchaser, at its sole cost and expense, shall pay any and all charges, fees, costs and expenses of the Escrow Agent in connection with this Agreement and the performance of Escrow Agent’s duties hereunder. Notwithstanding the immediately preceding sentence, the Escrow Agent hereby acknowledges and agrees that the Escrow Agent will not impose any such charges, fees, costs or expenses hereunder.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and sealed as of the day and year first written above.

SELLER:

TOWN SPORTS INTERNATIONAL, LLC

By:
Name:
Title:

PURCHASER:

[ ]

By:
Name:
Title:

ESCROW AGENT:

FIDELITY NATIONAL TITLE INSURANCE COMPANY

By:
Name:
Title:

EXHIBIT “I”

TENANT ESTOPPEL

(LETTERHEAD OF ORVA HOSIERY STORES, INC.)

February     , 2014

Town Sports International, LLC

5 Penn Plaza, 4th Floor

New York, New York 10001

Attention: Real Estate Department

Ladies and Gentlemen:

Reference is made to that certain tenant estoppel dated December 17, 2013 executed by Orva Hosiery Stores, Inc. (“Tenant”), a copy of which is attached hereto as Exhibit A (the “Orva Estoppel”).

The undersigned hereby ratifies, affirms, reaffirms, confirms and acknowledges the certifications made in the Orva Estoppel by Tenant with the following update to the certification set forth in Paragraph 4 thereof:

The monthly base rent due under the Lease is $         and has been paid through the month of                     . All additional rent and other sums or charges due and payable under the Lease by Tenant have been paid in full and no such additional rents or other sums or charges have been paid for more than one (1) month in advance of the due date thereof.

The undersigned individual hereby certifies that he or she is duly authorized to sign, acknowledge and deliver this letter on behalf of Tenant.

Tenant acknowledges that Town Sports International, LLC, as landlord (together with its successors and assigns, “Landlord”), and Landlord’s lenders, successors and assigns will rely on this letter. The information contained in this letter shall be for the benefit of Landlord and Landlord’s lenders, successors and assigns.

Very truly yours,

ORVA HOSIERY STORES, INC.

By:
Name:
Title:

I-1

EXHIBIT A

ORVA ESTOPPEL

(To Be Attached)

I-2

EXHIBIT “J”

SELLER CERTIFICATE

(LETTERHEAD OF TOWN SPORTS INTERNATIONAL, LLC)

February     , 2014

Monty Two East 86th Street Associates LLC

505 Park Avenue, Suite 1700

New York, New York 10022

Attention: Roy Stillman and Chris Sullivan

Ladies and Gentlemen:

Reference is made to that certain tenant estoppel dated December 17, 2013 executed by Orva Hosiery Stores, Inc. (“Tenant”), a copy of which is attached hereto as Exhibit A (the “Orva Estoppel”).

The undersigned hereby ratifies, affirms, reaffirms, confirms and acknowledges the certifications made in the Orva Estoppel by Tenant with the following update to the certification set forth in Paragraph 4 thereof:

The monthly base rent due under the Lease is $         and has been paid through the month of                     . All additional rent and other sums or charges due and payable under the Lease by Tenant have been paid in full and no such additional rents or other sums or charges have been paid for more than one (1) month in advance of the due date thereof.

The undersigned individual hereby certifies that he or she is duly authorized to sign, acknowledge and deliver this letter on behalf of Town Sports International, LLC (“TSI”).

TSI acknowledges that Monty Two East 86th Street Associates LLC (together with its successors and assigns, “Purchaser”), and Purchaser’s lenders, successors and assigns will rely on this letter. The information contained in this letter shall be for the benefit of Purchaser and Purchaser’s lenders, successors and assigns.

Very truly yours,

TOWN SPORTS INTERNATIONAL, LLC

By:
Name:
Title:

J-1

EXHIBIT A

ORVA ESTOPPEL

(To Be Attached)

J-2

EXHIBIT “K”

NON-FOREIGN PERSON AFFIDAVIT

Section 1445 of the Internal Revenue Code provides that a purchaser of a United States real property interest must withhold tax if the seller is a foreign person. To inform the purchaser that withholding of tax is not required upon the disposition of a United States real property interest by                     , a                      (“Seller”), the undersigned hereby certifies the following on behalf of Seller:

1.	Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2.	Seller’s United States employer identification number is ; and

3.	Seller’s address is .

Seller understands that this certification may be disclosed to the Internal Revenue Service by the purchaser and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of Seller.

[NO FURTHER TEXT ON THIS PAGE]

K-1

Subscribed and sworn to before		(Seller)
me this day of , 2014.

Notary Public

My commission expires:
	By:	(Seal)
Name:
Title:

K-2

EXHIBIT “L”

INTENTIONALLY OMITTED

L-1

EXHIBIT “M”

TERMINATION PAYMENT ESCROW AGREEMENT

TERMINATION PAYMENT ESCROW AGREEMENT

THIS TERMINATION PAYMENT ESCROW AGREEMENT (this “Agreement”) is made and entered into as of                  ,         , by and among TOWN SPORTS INTERNATIONAL, LLC, a New York limited liability company (“Seller”), [                    ], a [                                 ] (“Purchaser”), and FIDELITY NATIONAL TITLE INSURANCE COMPANY (“Escrow Agent”).

W I T N E S S E T H:

WHEREAS, Purchaser and Seller entered into that certain Agreement of Sale dated as of                  , 2013 (the “Purchase Agreement”), pursuant to which Seller agreed to sell to Purchaser all of Seller’s right, title and interest in, to and under the Property (as defined in the Purchase Agreement), subject to the terms and conditions more particularly set forth therein; and

WHEREAS, pursuant to Paragraph 15(e)(ii) of the Purchase Agreement, Seller has delivered to Escrow Agent the sum of One Million Seven Hundred Fifty Thousand and 00/100 ($1,750,000.00) Dollars (the “Escrow Funds”), which sum represents fifty (50%) percent (“Seller’s Termination Payment Share”) of the termination payment provided for in Section 5 of the Third Amendment (the “Termination Payment”); and

WHEREAS, Escrow Agent is willing to hold the Escrow Funds in escrow on the terms and conditions hereinafter set forth.

NOW, THEREFORE, the parties hereto agree as follows:

1. All capitalized terms used herein, but not otherwise defined herein, shall have the meanings ascribed to such terms in the Purchase Agreement.

2. Escrow Agent hereby acknowledges receipt of the Escrow Funds to be held in escrow in accordance with the terms and conditions of this Agreement. Escrow Agent shall hold the Escrow Funds, together with all interest earned thereon, in an interest-bearing escrow account, in accordance with the following:

(a) Escrow Agent shall hold the Escrow Funds, together with all interest earned thereon, in a federally-insured interest-bearing account at JPMorgan Chase Bank. Escrow Agent shall have no liability for any fluctuations in the interest rate paid on the Escrow Funds, and is not a guarantor thereof. Escrow Agent shall have no liability in the event of the failure, insolvency or inability of the depositary to pay said funds, or accrued interest upon demand for withdrawal. Additionally, Escrow Agent shall have no responsibility for levies by any taxing authority(ies) based upon the Federal Taxpayer I.D. Numbers used to establish the account or accounts to hold the Escrow Funds.

(b) (i) As a condition to the release of the Escrow Funds, Purchaser shall execute and deliver: (1) to Seller the Termination Payment Certification; and (2) to Escrow Agent the Termination Payment Certification Package. Immediately following the later to occur of (x) Escrow Agent’s receipt of the Termination Payment Certification Package, and (y) Seller’s confirmation to the Escrow Agent of Seller’s receipt of the Termination Payment Certification or Purchaser’s delivery to the Escrow Agent of a receipt evidencing that Seller was furnished with the Termination Payment Certification, Escrow Agent shall release to the Tenant, without the consent of Seller or Purchaser, funds in the amount of the Termination Payment listed in the Termination Payment Certification. Seller’s Termination Payment Share shall be paid out of the Escrow Funds and any balance (“Excess Escrow Funds”) shall be returned to Seller by the Escrow Agent simultaneously with the release to the Tenant of the applicable portion of the Escrow Funds from escrow.

(ii) Purchaser’s Termination Payment Share shall, upon the Escrow Agent’s receipt thereof, be held and disbursed by the Escrow Agent in accordance with: (1) the terms of this Agreement relating to the Escrow Funds; and (2) Paragraph 15(e)(ii) of the Purchase Agreement.

(iii) Notwithstanding anything to the contrary contained herein, if for any reason Purchaser has not delivered the Termination Payment Certification to Seller and the Termination Payment Certification Package to Escrow Agent on or before the last day of the twenty-third (23rd) month anniversary of the date hereof (the “Outside Date”), then Escrow Agent is hereby instructed to release to Seller, on the first business day following the Outside Date and without further instructions, the Escrow Funds deposited by Seller hereunder.

(c) All mailings and notices from Escrow Agent to Seller and/or Purchaser, or from Seller and/or Purchaser to Escrow Agent, provided for in this Agreement shall be in writing addressed to the party to receive such notice at its notice address set forth in Section 3 hereof (with copies to be similarly sent to the additional parties therein indicated).

(d) Escrow Agent is acting hereunder without charge as an accommodation to Seller and Purchaser, it being understood and agreed that Escrow Agent shall not be liable for any error in judgment or any act done or omitted by it in good faith or pursuant to court order, or for any mistake of fact or law. Escrow Agent shall not incur any liability in acting upon any document or instrument believed thereby to be genuine. Escrow Agent is hereby released and exculpated from all liability hereunder, except only for willful misconduct or gross negligence. Escrow Agent may assume that any person purporting to give it any notice on behalf of any party has been authorized to do so. Escrow Agent shall not be liable for, and Seller and Purchaser hereby jointly and severally agree to indemnify Escrow Agent against, any loss, liability or expense, including reasonable attorney’s fees, arising out of any dispute under this Agreement, including the cost and expense of defending itself against any claim arising hereunder.

(e) Delivery by Escrow Agent to the Tenant of Seller’s Termination Payment Share and Purchaser’s Termination Payment Share in accordance with the terms of this Agreement, and delivery by Escrow Agent to Seller of any Excess Escrow Funds, shall be made by wire transfer of immediately available federal funds or by certified, unendorsed check by Escrow Agent or by cashier’s check, based on the information set forth in the Termination Payment Certification Package.

(f) Delivery by Escrow Agent to Seller of any Excess Escrow Funds shall be made by wire transfer of immediately available federal funds or by certified, unendorsed check by Escrow Agent or by cashier’s check, based on written instructions furnished by Seller to Escrow Agent (which instructions may be given by email to Lawrence Holmes at larry.holmes@fnf.com) on the date on which Seller receives the Termination Payment Certification.

3 All notices and other communications permitted hereunder shall be in writing and may be served and given personally (with signed delivery receipt obtained) or by reputable overnight courier providing proof of delivery, addressed as follows and shall be deemed delivered as set forth in the Agreement:

If to Seller:	Town Sports International, LLC
5 Penn Plaza
4th Floor
New York, New York 10001
Attention: General Counsel

With a copy to:	Cole, Schotz, Meisel, Forman & Leonard, P.A.
Court Plaza North
25 Main Street
Hackensack, New Jersey 07602-0800
Attention: Michael E. Jones, Esq.

If to Purchaser:	[ ]
[ ]
[ ]
[ ]
Attention: [ ]

With copy to:	[ ]
[ ]
[ ]
[ ]
Attention: [ ]

If to Escrow Agent:	Fidelity National Title Insurance Company
485 Lexington Avenue, 18th Floor
New York, New York 10017
Attention: Lawrence Holmes

Each party may, by notice as aforesaid, designate such other person or persons and/or such other address or addresses for the receipt of notices. Notices shall be deemed served and received upon the earlier of the first business day following the date of deposit with a reputable overnight delivery service providing proof of delivery or upon delivery in person (with signed delivery receipt obtained). A party’s failure or refusal to accept service of a notice shall constitute delivery of the notice. Notices may be given by counsel for each party and each such notice so given by counsel shall have the same force and effect as if sent by such party.

4. This Agreement shall be binding on and inure to the benefit of all parties hereto and their respective successors and permitted assigns and may not be modified or amended orally, but only in writing signed by all parties hereto. Neither Seller nor Purchaser may assign its rights or obligations under this Agreement to any party other than a party to whom Seller or Purchaser, as applicable, assigns its right, title and interest in, to and under the Purchase Agreement to the extent permitted thereunder and no permitted assignment by Seller or Purchaser shall be effective unless and until such party shall have delivered to Escrow Agent (i) written notice of such assignment and (ii) an assumption agreement with respect to all of the obligations of the assigning party hereunder.

5. The undersigned hereby submit to personal jurisdiction in the State of New York for all matters, if any, which shall arise with respect to this Agreement, and waive any and all rights under the law of any other state or country to object to jurisdiction within the State of New York or to institute a claim of forum non conveniens with respect to any court in the State of New York for the purposes of litigation with respect to this Agreement. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR COUNTERCLAIM ARISING IN CONNECTION WITH OR OTHERWISE RELATING TO THIS AGREEMENT.

6. Each part of this Agreement is intended to be severable. If any term, covenant, condition or provision of this Agreement is held to be unlawful, invalid or unenforceable by a court of competent jurisdiction, to the extent permitted by law, such illegality, invalidity or unenforceability shall not affect the remaining provisions of this Agreement, which shall remain in full force and effect and shall be binding upon the parties.

7. This Agreement may be executed in any number of counterparts, each counterpart for all purposes being deemed an original, and all such counterparts shall together constitute only one and the same agreement.

8. Notwithstanding anything herein to the contrary, interest earned on the Escrow Funds shall be disbursed to Seller.

9. Purchaser, at its sole cost and expense, shall pay any and all charges, fees, costs and expenses of the Escrow Agent in connection with this Agreement and the performance of Escrow Agent’s duties hereunder. Notwithstanding the immediately preceding sentence, the Escrow Agent hereby acknowledges and agrees that the Escrow Agent will not impose any such charges, fees, costs or expenses hereunder.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and sealed as of the day and year first written above.

SELLER:

TOWN SPORTS INTERNATIONAL, LLC

By:
Name:
Title:

PURCHASER:

By:
Name:
Title:

ESCROW AGENT:

FIDELITY NATIONAL TITLE INSURANCE COMPANY

By:
Name:
Title:

EXHIBIT “N”

FRIEDLAND BUILDING LETTER AGREEMENT

TOWN SPORTS INTERNATIONAL, LLC

5 PENN PLAZA

NEW YORK, NEW YORK 10001

                 , 2013

Monty Two East 86th Street Associates LLC

505 Park Avenue

Suite 1700

New York, New York 10022

Re:	Agreement of Sale dated as of [ ], 2013 between Town Sports International, LLC (“Seller”) and Monty Two East 86th Street Associates LLC (“Purchaser”) with respect to the real property and improvements located at 151 East 86th Street, New York, New York (the “Property”)

Dear Sir:

As you know, Seller’s affiliate, TSI East 86, LLC (“Tenant”), currently leases from 161 East 86th Street Company LLC (“Landlord”) premises on the third and fourth floors of the building located at 157-161 East 86th Street, New York, New York (the “Adjacent Building”) pursuant to an Agreement of Lease dated as of June 15, 1994, as amended by a letter agreement dated as of June 15, 1994 (the “Letter Agreement”), a letter dated November 17, 1994 (the “Letter”) and that certain First Amendment of Lease dated as of March 10, 2006 (the “Adjacent Building Lease Amendment”; such Agreement of Lease, as amended by the Letter Agreement, the Letter and the Adjacent Building Lease Amendment, the “Adjacent Building Lease”). The third and fourth floors of the Adjacent Building are connected to the Property by doorways on each floor (the “Connecting Doors”). Section 62(g) of the Adjacent Building Lease requires that prior to the expiration or sooner termination of the Adjacent Building Lease, Tenant shall perform the work necessary to remove the Connecting Doors and related alterations and additions and restore the areas of the third and fourth floors of the Adjacent Building affected by the installation and/or removal of the Connecting Doors to substantially the same condition that existed prior to the installation of the Connecting Doors, which work will include, without limitation: (a) rebuilding the walls separating the Adjacent Building and the Property in the area of the Connecting Doors, (b) restoring all structural and non-structural elements, such as supports, removed or installed in connection with the installation of the Connecting Doors, and (c) removing any ramps or elevations installed in connection with the Connecting Doors (collectively, the “Restoration Work”). Section 62(g) of the Adjacent Building Lease further provides that if Tenant fails to perform the Restoration Work, Landlord may upon ten (10) days prior notice to Tenant perform the Restoration Work on Tenant’s behalf and enter the Property and perform the Restoration Work on the Property.

Purchaser acknowledges having been provided with Section 62(g) of the Adjacent Building Lease and the portions of the Adjacent Building Lease Amendment making modifications to Section 62(g). Purchaser specifically acknowledges that at the time it acquires fee title to the Property it will permit Landlord access to the Property to perform the Restoration Work subject to and in accordance with the terms of Section 62(g) of the Friedland Lease.

Seller shall cause Tenant to: (a) perform the Restoration Work prior to the earlier to occur of: (i) expiration or sooner termination of the Adjacent Building Lease, and (ii) the date TSI East 86TH Street II, LLC (the “Club Tenant”) vacates and surrenders the Property to Landlord pursuant to the terms of the lease dated as of December     , 2013 between Purchaser and the Club Tenant; and (b) provide Purchaser with copies of any and all notices which Tenant receives from Landlord with respect to the performance of the Restoration Work. If Tenant fails to perform the Restoration Work pursuant to the terms of the Adjacent Building Lease and the first sentence of this paragraph, then Purchaser shall have the right to perform the Restoration Work and be reimbursed, upon demand, for all costs and expenses incurred by Purchaser in connection therewith.

Purchaser acknowledges that Seller will provide an executed copy of this letter agreement to Landlord.

We would appreciate if you would confirm your agreement to the foregoing terms by signing a copy of this letter agreement in the space provided below and returning an original to us. This letter agreement may be executed in one or more counterparts and by email (e.g., PDF) or facsimile, provided that any aggregate number of counterparts having at least one original, PDF or facsimile signature of each party affixed, shall constitute one and the same letter agreement.

Sincerely,

Town Sports International, LLC

By:
Name:
Title:

Agreed and Accepted on this      day of             2013:

Monty Two East 86th Street Associates LLC

By:
Name:
Title:

EXHIBIT “O-1”

GROUND LEASE CERTIFICATION (EFFECTIVE DATE)

December     , 2013

Town Sports International, LLC

5 Penn Plaza

4th Floor

New York, New York 10001

Ladies and Gentlemen:

As an inducement for Town Sports International, LLC (“TSI”) to enter into that certain Agreement of Sale dated as of December     , 2013 (the “Agreement of Sale”) with Monty Two East 86th Street Associates LLC (“Purchaser”) for property located at 151 East 86th Street (including 151-155 East 86th Street), New York, New York (“Property”), Purchaser and Purchaser’s affiliate, Monty Two East 86th Street Associates LLC (“Ground Lessee”), certify to TSI as of the date hereof as follows:

Ground Lessee has entered into that certain Agreement of Lease dated as of the date hereof (the “Ground Lease”) between Jane H. Goldman, Allan H. Goldman, Amy Goldman Fowler and Diane Goldman Kemper, as co-executors of the Estate of Lillian Goldman, and The Lillian Goldman Family, L.L.C., as lessor (“Ground Lessor”), and Ground Lessee, as lessee, in respect of the property located at 1283-1289 Lexington Avenue a/k/a 147-149 East 86th Street, New York, New York (the “Goldman Property”). The fully executed Ground Lease is being held in escrow and will be released from escrow concurrent with the release from escrow of the fully executed Agreement of Sale. The term of the Ground Lease commences on the date hereof and, upon the commencement of such term, the Ground Lease will be in full force and effect. The term of the Ground Lease is scheduled to expire one (1) day prior to the one hundred (100) year anniversary of the Substantial Completion Date (as such term is defined in the Ground Lease).

Ground Lessee is an affiliate of Stillman Development International, LLC and Purchaser.

Neither party to the Ground Lease has the right to terminate the Ground Lease for any reason during the term thereof other than as a result of: (a) a default (following the expiration of any applicable notice and cure period) by either party under the Ground Lease or the purchase and sale agreement between Ground Lessor, as seller, and an affiliate of Ground Lessee, as purchaser, for the acquisition of: (i) the air space parcel located above the property subject to the Ground Lease; and (ii) the development rights appurtenant to such air space parcel; (b) the occurrence of a taking or condemnation by eminent domain or similar proceeding; or (c) the occurrence of a fire or other casualty during the last ten (10) years of the term of the Ground Lease.

O-1-1

Ground Lessee has the right under the Ground Lease, subject to the terms thereof, to demolish the existing improvements located on the Goldman Property and to construct a new building (the “New Building”) on the Property and the Goldman Property, as contemplated by the New Club Lease [as defined in the Initial Lease (as defined in the Agreement of Sale)].

Pursuant to the terms of the Ground Lease, the New Building will be submitted to a condominium form of ownership.

O-1-2

The undersigned individuals hereby certify that he or she is duly authorized to sign, acknowledge and deliver this letter on behalf of the Purchaser and the Ground Lessee, respectively.

Very truly yours,

MONTY TWO EAST 86TH STREET ASSOCIATES LLC

By:
Name:
Title:

MONTY THREE EAST 86TH STREET ASSOCIATES LLC

By:
Name:
Title:

O-1-3

EXHIBIT “O-2”

GROUND LEASE CERTIFICATION (CLOSING DATE)

                 , 2014

Town Sports International, LLC

5 Penn Plaza

4th Floor

New York, New York 10001

Ladies and Gentlemen:

As an inducement for Town Sports International, LLC (“TSI”) to consummate the closing of the transaction contemplated by that certain Agreement of Sale dated as of December     , 2013 (the “Agreement of Sale”) with Monty Two East 86th Street Associates LLC (“Purchaser”) for property located at 151 East 86th Street (including 151-155 East 86th Street), New York, New York (“Property”), Purchaser and Purchaser’s affiliate, Monty Two East 86th Street Associates LLC (“Ground Lessee”), certify to TSI as of the date hereof as follows:

Ground Lessee has entered into that certain Agreement of Lease dated as of December [    ], 2013 (the “Ground Lease”) between Jane H. Goldman, Allan H. Goldman, Amy Goldman Fowler and Diane Goldman Kemper, as co-executors of the Estate of Lillian Goldman, and The Lillian Goldman Family, L.L.C., as lessor (collectively, “Ground Lessor”), and Ground Lessee, as lessee, in respect of the property located at 1283-1289 Lexington Avenue a/k/a 147-149 East 86th Street, New York, New York (the “Goldman Property”).

Ground Lessee is an affiliate of Stillman Development International, LLC and Purchaser.

The Ground Lease is in full force and effect.

The term of the Ground Lease is scheduled to expire one (1) day prior to the one hundred (100) year anniversary of the Substantial Completion Date (as such term is defined in the Ground Lease).

Neither party to the Ground Lease has the right to terminate the Ground Lease for any reason during the term thereof other than as a result of: (a) a default (following the expiration of any applicable notice and cure period) by either party under the Ground Lease or the purchase and sale agreement between Ground Lessor, as seller, and an affiliate of Ground Lessee, as purchaser, for the acquisition of: (i) the air space parcel located above the property subject to the Ground Lease; and (ii) the development rights appurtenant to such air space parcel; (b) the occurrence of a taking or condemnation by eminent domain or similar proceeding; or (c) the occurrence of a fire or other casualty during the last ten (10) years of the term of the Ground Lease.

O-2-1

Ground Lessee has the right under the Ground Lease, subject to the terms thereof, to demolish the existing improvements located on the Goldman Property and to construct a new building (the “New Building”) on the Property and the Goldman Property, as contemplated by the New Club Lease [as defined in the Initial Lease (as defined in the Agreement of Sale)].

Pursuant to the terms of the Ground Lease, the New Building will be submitted to a condominium form of ownership.

O-2-2

The undersigned individuals hereby certify that he or she is duly authorized to sign, acknowledge and deliver this letter on behalf of the Purchaser and the Ground Lessee, respectively.

Very truly yours,

MONTY TWO EAST 86TH STREET ASSOCIATES LLC

By:
Name:
Title:

MONTY THREE EAST 86TH STREET ASSOCIATES LLC

By:
Name:
Title:

O-2-3

EXHIBIT “P”

MEMORANDUM OF AGREEMENT OF SALE

THIS MEMORANDUM OF AGREEMENT OF SALE dated as of the      day of December, 2013 by and between TOWN SPORTS INTERNATIONAL, LLC, a New York limited liability company having an address at 5 Penn Plaza, 4th Floor, New York, New York 10001 (“Seller”) and MONTY TWO EAST 86TH STREET ASSOCIATES LLC, a Delaware limited liability company having an address at 505 Park Avenue, Suite 1700, New York, New York 10022 (“Purchaser”).

RECITALS

As of the date hereof, Seller and Purchaser have entered into a certain unrecorded Agreement of Sale for the sale and purchase of certain real property (the “Agreement”). Seller and Purchaser are entering into this Memorandum of Agreement of Sale pursuant to the provisions of Paragraph 2 of Section 294 of the Real Property Law of the State of New York.

NOW, THEREFORE, Seller and Purchaser hereby set forth the following information with respect to the Agreement:

1.	Seller. The name of the Seller is Town Sports International, LLC.

2.	Purchaser. The name of the Purchaser is Monty Two East 86th Street Associates LLC.

3.	Premises. Seller agrees to sell and convey to Purchaser, and Purchaser agrees to purchase from Seller, the fee interest in and to that certain parcel of land with the buildings and improvements situated thereon, located at 151-155 East 86th Street, New York, New York, and more particularly described on Exhibit A annexed hereto (the “Premises”), together with all rights, easements and appurtenances thereto.

4.	Provisions of the Agreement. This Memorandum of Agreement of Sale is subject to all the terms and provisions of the Agreement.

5.	Purpose of Memorandum of Contract. This Memorandum of Contract is prepared for the purpose of recordation in the Office of the New York City Register for the County of New York the (the “Register’s Office”) in order to give notice of the terms, provisions and conditions of the Agreement pursuant to Paragraph 2 of Section 294 of the Real Property Law of the State of New York and it is not intended to define, limit or modify the Agreement. For further details reference should be made to the Agreement, a copy of which is in the possession of each of Seller and Purchaser.

6.	Title to the Premises. Title to the Premises is currently owned by Seller.

7.	Termination of this Memorandum of Agreement of Sale. This Memorandum of Agreement of Sale shall terminate upon the earlier of: (i) the recordation of a termination of this Memorandum of Agreement of Sale in the Register’s Office; or (ii) the recordation of a deed, in the Register’s Office, which conveys to Purchaser title to the Premises.

8.	Counterparts. This Memorandum of Agreement of Sale may be executed in any number of counterparts, each of which shall be an original with the same force and effect as if the signature thereto and hereto were upon the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Memorandum of Agreement of Sale as of the day and year first above written.

SELLER:

TOWN SPORTS INTERNATIONAL, LLC

By:
Name:
Title:

PURCHASER:

MONTY TWO EAST 86TH STREET ASSOCIATES LLC

By:
Name:
Title:

State of	)
) ss.:
County of	)

On the      day of              in the year 2013 before me, the undersigned, a Notary Public in and for said State, personally appeared                             , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

State of	)
) ss.:
County of	)

On the      day of              in the year 2013 before me, the undersigned, a Notary Public in and for said State, personally appeared                             , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

EXHIBIT A

Description of Premises

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

BEGINNING at a point on the northerly side of 86th Street, distant 62 feet 2-2/3 inches easterly from the corner formed by the intersection of the westerly side of Lexington Avenue with the said northerly side of 86th Street;

RUNNING THENCE northerly parallel with the easterly side of Lexington Avenue, 100 feet 8 1/2 inches to the center line of the block;

THENCE easterly along said center line of the block parallel with the northerly side of 86th Street and part of the distance through a party wall, 76 feet 8 inches;

THENCE southerly again parallel with the easterly side of Lexington Avenue, 100 feet 8-1/2 inches to the northerly side of 86th Street; and

THENCE westerly along the said northerly side of 86th Street, 76 feet 8 inches to the point or place of BEGINNING.

EXHIBIT “Q”

TERMINATION OF MEMORANDUM OF AGREEMENT OF SALE

Reference is made to the Agreement of Sale dated as of December     , 2013 (the “Agreement”), together with all amendments thereto, pertaining to the sale of that certain parcel of land with the buildings and improvements thereon located at 151-155 East 86th Street, New York, New York and more particularly described on Schedule A attached hereto and made a part hereof (“Premises”) as to which a Memorandum of Agreement of Sale was previously recorded. All capitalized terms used herein, but not otherwise defined herein, shall have the meanings ascribed to such terms in the Agreement.

SELLER:	Town Sports International, LLC

PURCHASER:	Monty Two East 86th Street Associates LLC

DESCRIPTION OF PREMISES:	See attached Schedule A

RECORDING REFERENCE:	Memorandum of Agreement of Sale dated as of December , 2013 and recorded on , 2014 as CRFN .

The Seller and Purchaser each agree that effective as of 12:00 A.M. on             , 2014 (the “Termination Date”), the Agreement shall be deemed terminated and of no further force or effect. This Termination of Memorandum of Agreement of Sale (this “Memorandum”) hereby gives record notice that the Memorandum of Agreement of Sale described above with respect to the Premises is hereby terminated and is of no further force or effect.

This Memorandum may be executed in any number of counterparts, each of which shall be an original with the same force and effect as if the signature thereto and hereto were upon the same instrument.

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IN WITNESS WHEREOF, this Memorandum is executed as of the      day of                     .

SELLER:

TOWN SPORTS INTERNATIONAL, LLC

By:
Name:
Title:

PURCHASER:

MONTY TWO EAST 86TH STREET ASSOCIATES LLC

By:
Name:
Title:

State of	)
) ss.:
County of	)

On the      day of              in the year 2013 before me, the undersigned, a Notary Public in and for said State, personally appeared                             , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

State of	)
) ss.:
County of	)

On the      day of              in the year 2013 before me, the undersigned, a Notary Public in and for said State, personally appeared                             , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

SCHEDULE A

Description of Premises

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

BEGINNING at a point on the northerly side of 86th Street, distant 62 feet 2-2/3 inches easterly from the corner formed by the intersection of the westerly side of Lexington Avenue with the said northerly side of 86th Street;

RUNNING THENCE northerly parallel with the easterly side of Lexington Avenue, 100 feet 8 1/2 inches to the center line of the block;

THENCE easterly along said center line of the block parallel with the northerly side of 86th Street and part of the distance through a party wall, 76 feet 8 inches;

THENCE southerly again parallel with the easterly side of Lexington Avenue, 100 feet 8-1/2 inches to the northerly side of 86th Street; and

THENCE westerly along the said northerly side of 86th Street, 76 feet 8 inches to the point or place of BEGINNING.

EXHIBIT “R”

TERMINATION OF MEMORANDUM ESCROW AGREEMENT

THIS TERMINATION OF MEMORANDUM ESCROW AGREEMENT (this “Agreement”) is made and entered into as of December     , 2013, by and among TOWN SPORTS INTERNATIONAL, LLC, a New York limited liability company (“Seller”), MONTY TWO EAST 86TH STREET ASSOCIATES LLC, a Delaware limited liability company (“Purchaser”), and FIDELITY NATIONAL TITLE INSURANCE COMPANY (“Escrow Agent”).

W I T N E S S E T H:

WHEREAS, Purchaser and Seller entered into that certain Agreement of Sale dated as of                  , 2013 (the “Purchase Agreement”), pursuant to which Seller agreed to sell to Purchaser all of Seller’s right, title and interest in, to and under the Property (as defined in the Purchase Agreement), subject to the terms and conditions more particularly set forth therein; and

WHEREAS, pursuant to Paragraph 35 of the Purchase Agreement, Purchaser and Seller have: (a) agreed to record a memorandum of the Purchase Agreement (the “Memorandum”); and (b) delivered into escrow an original termination of the Memorandum executed and acknowledged by Purchaser and Seller (the “Termination of Memorandum”); and

WHEREAS, Escrow Agent is willing to hold the Termination of Memorandum in escrow on the terms and conditions hereinafter set forth.

NOW, THEREFORE, the parties hereto agree as follows:

1. All capitalized terms used herein, but not otherwise defined herein, shall have the meanings ascribed to such terms in the Purchase Agreement.

2. Escrow Agent hereby acknowledges receipt of the Termination of Memorandum to be held in escrow in accordance with the terms and conditions of this Agreement. Escrow Agent shall hold the Termination of Memorandum in accordance with the following:

(a) If Escrow Agent receives a written request signed by Seller stating that Seller is entitled to receive and record the Termination of Memorandum, Escrow Agent shall deliver (by reputable overnight courier) a copy of such request to Purchaser within one (1) business day of Escrow Agent’s receipt from Seller of such request. Purchaser shall have the right to object, in good faith, to such request by written notice of objection delivered to Escrow Agent within five (5) business days after the date of Escrow Agent’s delivery of such copy to Purchaser, but not thereafter. If Escrow Agent shall not have so received a written notice of objection from Purchaser within such five (5)-business day period, Escrow Agent shall release and deliver to Seller the Termination of Memorandum without the requirement of any further instruction from the parties. If Escrow Agent shall have received a written notice of objection from Purchaser within such five (5)-business day period, Escrow Agent shall not release the Termination of Memorandum to Seller nor otherwise comply with any demands or instructions of Seller, and shall continue to hold the Termination of Memorandum in escrow until Escrow Agent receives either (i) a written notice signed by both Seller and Purchaser, instructing Escrow Agent to release the Termination of Memorandum from escrow, in which case Escrow Agent shall release the Termination of Memorandum in accordance with such instructions, or (ii) the final non-appealable order or judgment of a court of competent jurisdiction directing Escrow Agent to continue to hold or to release of the Termination of Memorandum in a specific manner, in either of which events Escrow Agent shall then comply with such order. If, pursuant to clauses (i) or (ii) of the immediately preceding sentence, Escrow Agent is instructed to release the Termination of Memorandum from escrow, Escrow Agent is hereby authorized to add the following information to the Termination of Memorandum: (A) the recording information for the Memorandum; and (B) the Termination Date (as such term is defined in the Termination of Memorandum) in accordance with the instructions provided to Escrow Agent. Escrow Agent shall not be or become liable in any way or to any person for its refusal to comply with any such requests or demands until and unless it has received a direction of the nature described in clauses (i) or (ii) immediately above.

(b) Any notice to Escrow Agent shall be effective only if received by Escrow Agent within the applicable time period set forth herein. All mailings and notices from Escrow Agent to Seller and/or Purchaser, or from Seller and/or Purchaser to Escrow Agent, provided for in this Agreement shall be addressed to the party to receive such notice at its notice address set forth in Section 3 hereof (with copies to be similarly sent to the additional parties therein indicated).

(c) Notwithstanding the foregoing, if Escrow Agent shall have received a written notice of objection as provided for in clause (a) immediately above within the time therein prescribed, or shall have received at any time before the release of the Termination of Memorandum, a written notice signed by either Seller or Purchaser disputing the proposed release of the Termination of Memorandum, or shall otherwise believe in good faith at any time that a disagreement or dispute has arisen between the parties hereto over the Termination of Memorandum (whether or not litigation has been instituted), Escrow Agent shall have the right, upon written notice to both Seller and Purchaser, (i) to deliver the Termination of Memorandum with the Clerk of the Court in which any litigation is pending and/or (ii) to take such reasonable affirmative steps as it may, at its option, elect in order to terminate its duties as Escrow Agent, including, without limitation, the delivery of the Termination of Memorandum with a court of competent jurisdiction and the commencement of an action for interpleader, the costs thereof to be borne by whichever of Seller or Purchaser is the losing party, and thereupon Escrow Agent shall be released of and from all liability hereunder except for any previous gross negligence or willful misconduct.

(d) Escrow Agent is acting hereunder without charge as an accommodation to Seller and Purchaser, it being understood and agreed that Escrow Agent shall not be liable for any error in judgment or any act done or omitted by it in good faith or pursuant to court order, or for any mistake of fact or law. Escrow Agent shall not incur any liability in acting upon any document or instrument believed thereby to be genuine. Escrow Agent may assume that any person purporting to give it any notice on behalf of any party has been authorized to do so. Escrow Agent shall not be liable for, and Seller and Purchaser hereby jointly and severally agree to indemnify Escrow Agent against, any loss, liability or expense, including reasonable attorney’s fees, arising out of any dispute under this Agreement, including the cost and expense of defending itself against any claim arising hereunder, except to the extent arising out of or caused by Escrow Agent’s gross negligence or willful misconduct.

3. Except as specified in Section 2 hereof, all notices, certificates and other communications permitted hereunder shall be in writing and may be served and given personally (with signed delivery receipt obtained) or by reputable overnight courier providing proof of delivery, addressed as follows and shall be deemed delivered as set forth in the Agreement:

If to Seller:	Town Sports International, LLC
5 Penn Plaza
4th Floor
New York, New York 10001
Attention: General Counsel

With a copy to:	Cole, Schotz, Meisel, Forman & Leonard, P.A.
Court Plaza North
25 Main Street
Hackensack, New Jersey 07602-0800
Attention: Michael E. Jones, Esq.

If to Purchaser:	Monty Two East 86th Street Associates LLC
505 Park Avenue, Suite 1700
New York, New York 10022
Attention: Roy Stillman and Chris Sullivan

With a copy to:	Pillsbury Winthrop Shaw Pittman LLP
1540 Broadway
New York, New York 10022
Attention: Marc S. Shapiro, Esq.

If to Escrow Agent:	Fidelity National Title Insurance Company
485 Lexington Avenue, 18th Floor
New York, New York 10017
Attention: Lawrence Holmes

Each party may, by notice as aforesaid, designate such other person or persons and/or such other address or addresses for the receipt of notices. Except as specified in Section 2 hereof, copies of all notices, certificates or other communications relating to this Agreement in respect to which Escrow Agent is not the addressee or sender shall be sent to Escrow Agent in the manner hereinabove set forth. Notices shall be deemed served and received upon the earlier of the first business day following the date of deposit with a reputable overnight delivery service providing proof of delivery, or upon delivery in person (with signed delivery receipt obtained). A party’s failure or refusal to accept service of a notice shall constitute delivery of the notice. Notices may be given by counsel for each party and each such notice so given by counsel shall have the same force and effect as if sent by such party.

4. This Agreement shall be binding on and inure to the benefit of all parties hereto and their respective successors and permitted assigns and may not be modified or amended orally, but only in writing signed by all parties hereto. Neither Seller nor Purchaser may assign its rights or obligations under this Agreement to any party other than a party to whom Seller or Purchaser, as applicable, assigns its right, title and interest in, to and under the Purchase Agreement to the extent permitted thereunder and no permitted assignment by Seller or Purchaser shall be effective unless and until such party shall have delivered to Escrow Agent (i) written notice of such assignment, and (ii) an assumption agreement with respect to all of the obligations of the assigning party hereunder.

5. The undersigned hereby submit to personal jurisdiction in the State of New York for all matters, if any, which shall arise with respect to this Agreement, and waive any and all rights under the law of any other state or country to object to jurisdiction within the State of New York or to institute a claim of forum non conveniens with respect to any court in the State of New York for the purposes of litigation with respect to this Agreement. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR COUNTERCLAIM ARISING IN CONNECTION WITH OR OTHERWISE RELATING TO THIS AGREEMENT.

6. Each part of this Agreement is intended to be severable. If any term, covenant, condition or provision of this Agreement is held to be unlawful, invalid or unenforceable by a court of competent jurisdiction, to the extent permitted by law, such illegality, invalidity or unenforceability shall not affect the remaining provisions of this Agreement, which shall remain in full force and effect and shall be binding upon the parties.

7. This Agreement may be executed in any number of counterparts, each counterpart for all purposes being deemed an original, and all such counterparts shall together constitute only one and the same agreement.

8. Nothing herein is intended to modify or amend the provisions of Paragraph 35 of the Purchase Agreement, and in the event of a conflict between the provisions hereof and the provisions of such Paragraph 35 as to rights or obligations of Seller and Purchaser, the provisions of such Paragraph 35 shall govern.

10. Purchaser, at its sole cost and expense, shall pay any and all charges, fees, costs and expenses incurred by the Escrow Agent in connection with this Agreement and the performance of Escrow Agent’s duties hereunder, including recording fees. Notwithstanding the immediately preceding sentence, the Escrow Agent hereby acknowledges and agrees that the Escrow Agent will perform its obligations under this Agreement without charging a separate escrow fee.

11. This Agreement shall terminate upon the delivery by the Escrow Agent of the release of the Termination of Memorandum pursuant to Section 2(a) or 2(c), as applicable.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and sealed as of the day and year first written above.

SELLER:

TOWN SPORTS INTERNATIONAL, LLC

By:
Name:
Title:

PURCHASER:

MONTY TWO EAST 86TH STREET ASSOCIATES LLC

By:
Name:
Title:

ESCROW AGENT:

FIDELITY NATIONAL TITLE INSURANCE COMPANY

By:
Name:
Title: